Exhibit 20.1

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

Dated May 16, 2008

Up to $40,000,000

or ________Shares

of

Common Stock

Par Value $0.001 Per Share

THIS CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM MAY NOT BE SHOWN OR GIVEN TO ANY PERSON OTHER THAN THE PERSON WHOSE NAME APPEARS ABOVE AND MAY NOT BE PRINTED OR REPRODUCED IN ANY MANNER WHATSOEVER.  FAILURE TO COMPLY WITH THIS DIRECTIVE CAN RESULT IN A VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, AND/OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, INCLUDING REGULATION FD.  ANY FURTHER DISTRIBUTION OR REPRODUCTION OF THIS CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM, IN WHOLE OR IN PART, OR THE DISCLOSURE OF ANY OF ITS CONTENTS BY AN OFFEREE IS UNAUTHORIZED.

Dahlman Rose & Company, LLC

as Placement Agent

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

Dated May 14, 2008

__________________

UP TO $40,000,000

OR ______ SHARES OF COMMON STOCK

_________________

PRIVATE PLACEMENT
TO SELECTED
ACCREDITED INVESTORS ONLY
____________________

Deep Down, Inc. (“Deep Down,” “we” or “us”) is offering to sell up to an aggregate of $40,000,000 or ________ shares of our common stock, par value $0.001 per share.  Only selected investors who qualify as “accredited investors” as defined in this confidential private placement memorandum are eligible to receive a copy of this confidential private placement memorandum and purchase these shares.  This confidential private placement memorandum has been prepared by us.

This offer is subject to a number of closing conditions, which include:

                •           execution of purchase agreements in substantially the form accompanying this confidential private placement memorandum (the “Purchase Agreements”); and
                •           approval of certain legal matters.

OUR COMMON STOCK IS QUOTED ON THE OTC BULLETIN BOARD UNDER THE SYMBOL “DPDW.”  HOWEVER, THE SHARES OFFERED BY THIS CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR JURISDICTION.  THIS OFFER IS BEING MADE PURSUANT TO THE EXEMPTION PROVIDED BY SECTION 4(2) OF THE SECURITIES ACT AND REGULATION D PROMULGATED THEREUNDER.  ACCORDINGLY, THE OFFERED SHARES MAY NOT BE TRANSFERRED BY YOU IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR EVIDENCE ACCEPTABLE TO US AND OUR COUNSEL, WHICH MAY INCLUDE AN OPINION OF COUNSEL, THAT REGISTRATION IS NOT REQUIRED.

THE SHARES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR BY THE SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OF ANY JURISDICTION, NOR HAS THE SEC OR SUCH SECURITIES REGULATORY AUTHORITY PASSED UPON THE ADEQUACY OR ACCURACY OF THIS CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM OR ENDORSED THE MERITS OF THIS OFFERING.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

THIS CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM DOES NOT CONSTITUTE AN OFFER TO SELL TO, OR A SOLICITATION OF AN OFFER TO BUY FROM, ANYONE IN ANY STATE OR ANY OTHER JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION IS NOT AUTHORIZED.

THE PURCHASE OF OUR SHARES ENTAILS A NUMBER OF VERY SIGNIFICANT RISKS. SEE “RISK FACTORS” ON PAGES 28 THROUGH 39 HEREIN AND “IMPORTANT CONSIDERATIONS” ON PAGES 1 THROUGH 7 HEREIN.   BECAUSE OF THESE RISKS, YOU SHOULD INVEST YOUR FUNDS ONLY IF YOU ARE ABLE TO BEAR THE FULL RISK, AND WITHSTAND THE TOTAL LOSS, OF YOUR ENTIRE INVESTMENT.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

TABLE OF CONTENTS

Page

IMPORTANT CONSIDERATIONS	1

SUMMARY OF OFFERING	6

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	8

INFORMATION INCORPORATED BY REFERENCE	8

OUR BUSINESS	9

RISK FACTORS	25

USE OF PROCEEDS	38

MANAGEMENT	38

PRICE RANGE OF COMMON STOCK	41

Purchase Agreement	Exhibit A

Stock Certificate and Registration Statement Questionnaires	Appendix I to Exhibit A

Purchaser’s Certificate of Subsequent Sale	Appendix II to Exhibit A

Company Disclosure Letter	Exhibit 1 to Exhibit A

Form of Legal Opinion	Exhibit 2 to Exhibit A

Financial Statements of Flotation Technologies, Inc.	Exhibit B

Unaudited Combined Pro Forma Financial Results	Exhibit C

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

i

You are hereby entitled to rely only on the information contained in this confidential private placement memorandum, including the exhibits attached hereto and made a part hereof, and the information incorporated by reference herein.  Such information is accurate only as of the date on the front cover of this confidential private placement memorandum or, with respect to exhibits which have been incorporated by reference, as of the date specified therein.  Our business, financial condition and prospects may have changed since such date.  Neither the placement agent nor any other person has been authorized to provide you with different or additional information.  No offer is being made to sell our shares in any jurisdiction where the offer or sale is not permitted.  Neither we nor the placement agent intends to update or otherwise revise this confidential private placement memorandum following its distribution, and recipients of this confidential private placement memorandum should not expect us or the placement agent to do so, except that we incorporate by reference into this confidential private placement memorandum any future filings that we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until the termination of this offering. Prospective investors are urged to conduct an independent investigation and evaluation of Deep Down and the proposed transaction.

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM
ii

IMPORTANT CONSIDERATIONS

We intend that this offering of our shares be made only to accredited investors purchasing in the ordinary course of their business for their own account for investment and not with a view to, or in connection with any arrangements or understandings regarding, any subsequent distributions.  An “accredited investor,” as used in this confidential private placement memorandum, is a person defined as an “accredited investor” in Rule 501(a) under the Securities Act.

We have requested Dahlman Rose & Co., LLC, which is acting as the placement agent for this offering, to introduce us to qualified accredited investors as determined by us.  Dahlman Rose & Co., LLC is not entitled to make any representations to you, nor are they authorized to execute any documents on our behalf or bind us in any way.  Dahlman Rose & Co., LLC’s fee for services provided in connection with this offering will be payable by us based on the aggregate proceeds from this offering.  All inquiries regarding this offering should be directed to Dahlman Rose & Co., LLC.

Dahlman Rose & Co., LLC is furnishing this confidential private placement memorandum on our behalf solely for the consideration of prospective investors who have the knowledge and experience in financial and business matters and the capability to conduct their own due diligence investigation and evaluation in connection with the investment described herein.

Dahlman Rose & Co., LLC shall receive a customary fee in connection with the sale of the shares of our common stock in this offering.  In addition, Dahlman Rose & Co., LLC may continue to act and be compensated as financial advisor to us in the future and will be compensated at customary rates for any such services.

The material presented in this confidential private placement memorandum contains the subjective views of our management.  There can be no assurance that management’s views or any forward-looking statements included herein are or will be accurate.  Industry experts may disagree with these assumptions and with management’s view of the market and our prospects.

We have prepared this confidential private placement memorandum solely for the benefit of accredited investors interested in this offering of our shares.  The information contained in this confidential private placement memorandum is strictly confidential and has been prepared in part from our publicly available documents.  You agree to use this information for the sole purpose of evaluating a possible investment in our shares and for no other purpose.

YOU ARE PROHIBITED FROM REPRODUCING OR DISTRIBUTING THIS CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM, IN WHOLE OR IN PART, OR DIVULGING ANY OF ITS CONTENTS, WITHOUT OUR PRIOR WRITTEN CONSENT, WHICH CONSENT MAY BE WITHHELD IN OUR SOLE AND ABSOLUTE DISCRETION.  FURTHER, THE EXISTENCE AND NATURE OF ALL CONVERSATIONS REGARDING US AND THIS OFFERING MUST BE KEPT STRICTLY CONFIDENTIAL.

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

You should be aware that the federal securities laws impose restrictions on trading based on information regarding this offering or any information contained in this confidential private placement memorandum.  In addition, unauthorized disclosure of this information may cause us to violate Regulation FD.

The delivery of this confidential private placement memorandum constitutes an offer only to the offeree who receives a copy of this confidential private placement memorandum from the placement agent.  We may withdraw, cancel or modify this offering of our shares at any time and without prior notice.

This confidential private placement memorandum does not purport to be all-inclusive or to contain all the information that you may desire in investigating us.  You should conduct and rely on your own evaluation of us and the terms of this offering, including the merits and risks involved, in making an investment decision with respect to our shares.

You should not construe the contents of this confidential private placement memorandum as investment, tax or legal advice.  This confidential private placement memorandum, as well as the nature of the investment in the shares, should be reviewed by you, your investment, tax or other advisors, and your accountants and legal counsel.  Please note that when we refer to “this confidential private placement memorandum,” we also are referencing all attached exhibits and their appendices and all information incorporated by reference herein or therein.

This confidential private placement memorandum does not constitute an offer to sell or a solicitation of an offer to buy any of our shares in any state or other jurisdiction or to any person if such an offer or solicitation is unlawful or unauthorized.  Offers to sell or solicitations of an offer to buy any of these shares will be made only after prospective investors have had an opportunity to perform their own due diligence investigations.

This confidential private placement memorandum includes the form of purchase agreement for the offered shares and certain other documents concerning us.  You are strongly encouraged to read these documents before purchasing the shares offered by this confidential private placement memorandum.

We reserve the right to reject any prospective investment, in whole or in part, or to allot to any prospective investor less than the number of shares that such investor desires to purchase.

Neither the delivery of this confidential private placement memorandum nor any sales made under it shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this confidential private placement memorandum, or that the information contained in it is correct as of any time subsequent to the date of this confidential private placement memorandum.

In recognition of the fact that investors, even though purchasing these shares for investment, may wish to be legally permitted to sell their shares when they deem appropriate, we have agreed to grant the investors certain registration rights.  We will agree to prepare and file with the SEC as promptly as reasonably practical, but in no event later than forty-five (45) days after the closing of this offering, a registration statement on Form S-3, or other appropriate Form, with respect to the resale of those shares from time to time and prepare and file such amendments and supplements to the resale registration statement as may be necessary to keep it effective until the earlier of:

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

•           the passage of two years from the effective date of the resale registration statement;

•           the date on which investors that purchase shares in this offering may sell all of their shares, without registration, pursuant to Rule 144 of the Securities Act; or

•           such time as all such shares have been sold pursuant to the resale registration statement.

We expect that the resale registration statement will provide for the following plan of distribution with respect to the shares of our common stock acquired in this offering:  the shares of our common stock acquired in this offering may be sold from time to time by the investors, or by pledgees, donees, transferees or other successors in interest.  Such sales may be made on one or more exchanges or in the over-the-counter market, or otherwise at prices and at terms then prevailing or at prices related to the then-current market price, or in negotiated transactions.  The shares of our common stock acquired in this offering may be sold by one or more of the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to the resale registration statement; (c) an exchange distribution in accordance with the rules of such exchange; (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (e) transactions between sellers and purchasers without a broker/dealer. In addition, any securities covered by the resale registration statement which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to the resale registration statement.  From time to time the investors may engage in short sales, short sales versus the box, puts and calls and other transactions in securities of Deep Down or derivatives thereof, and may sell and deliver the shares in connection therewith.

In effecting sales, brokers or dealers engaged by the investors may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from investors in amounts to be negotiated immediately prior to the sale.  The investors and agents who execute orders on their behalf may be deemed to be underwriters as that term is defined in Section 2(11) of the Securities Act, and a portion of any proceeds of sales and discount, commissions or other compensation may be deemed to be underwriting compensation for purposes of the Securities Act.

We will not receive any of the proceeds from the sale of the shares registered through the resale registration statement.  We will pay all costs, expenses and fees in connection with the resale registration statement other than expenses and fees of counsel or other advisors to investors or underwriting discounts, brokerage commissions and similar selling expenses relating to the sale of the registered shares.
CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

Notwithstanding the filing of the resale registration statement, you may not be able to sell shares acquired through this offering during certain periods where we must suspend the use of the prospectus forming a part of the resale registration statement until such time as an amendment to the resale registration statement has been filed by us and declared effective by the SEC, or such time as such prospectus has been supplemented, or until such time as we have filed an appropriate report with the SEC pursuant to the Exchange Act.  By executing the purchase agreement, you also are agreeing to indemnify us against certain liabilities.
The completion of the purchase and sale of the offered shares will take place concurrently with or shortly after the execution of the purchase agreements by us and each of the investors.

We have prepared a purchaser’s questionnaire for each investor to complete requesting certain information regarding such investor.  The questionnaire is attached as Appendix I to the purchase agreement (Exhibit A).  You must complete the questionnaire when you execute the purchase agreement.  We will utilize the questionnaire to confirm the accuracy of the statements as to each investor in the prospectus forming a part of the resale registration statement, including the information in the sections to be entitled “Selling Stockholders” and “Plan of Distribution.” You may be deemed an “underwriter” as that term is defined in the Securities Act.  Underwriters have statutory responsibilities as to the accuracy of any prospectus used by them.

Certificates evidencing the offered shares will be delivered to the investors at the closing of the purchase and sale of the shares with a legend on them stating that the shares have not been registered under the Securities Act and, therefore, cannot be sold unless they are registered under the Securities Act or unless an exemption from registration is available and we and our counsel approve the sale. Each investor undertakes in the purchase agreement that, if the offered shares are resold, they will be resold in accordance with the resale registration statement.  Further, each investor acknowledges and agrees in the purchase agreement that the offered shares will not be transferable on our books unless the certificate evidencing those shares, when submitted to the transfer agent, is accompanied by a separate certificate executed by an officer of, or other person duly authorized by, the investor to the effect that the shares have been sold in accordance with the resale registration statement and there has been compliance with the requirement of delivering a current prospectus. The text of this separate certificate is specified in Appendix II to the purchase agreement (Exhibit A).  Upon receipt of this certificate, share certificates bearing a restrictive legend may be exchanged by the transfer agent for share certificates not bearing a legend.

You may satisfy the prospectus delivery requirement by disclosing to a selling broker the existence of the requirement to sell the shares in accordance with the resale registration statement covering the shares and making arrangements with such broker to deliver a current prospectus in connection with any such sale. Upon receipt of a written request therefor, we have agreed to provide a reasonable number of current prospectuses to each investor and to supply a reasonable number of copies to any other parties requiring such prospectuses.

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

This confidential private placement memorandum is summary in nature and should be read in conjunction with:

•
our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007 filed with the SEC on April 1, 2008, as amended by our Amendment No. 1 to Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 2007 filed with the SEC on May 1, 2008;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 filed with the SEC on May 16, 2008;

•	our Current Reports on Form 8-K, filed with the SEC on May 1, 2008 and April 21, 2008;

•	our Notification of Inability to Timely File Form 10-Q or 10-QSB on May 16, 2008;

•	the purchase agreement to be entered into by the investors;

•	the Financial Statements of Flotation Technologies, Inc. for the fiscal years ended December 31, 2007 (audited) and December 31, 2006 (unaudited); and

•	the Unaudited Combined Pro Forma Financial Results.

The purchase agreement; the Audited Financial Statements of Flotation Technologies, Inc.; and the Unaudited Combined Pro Forma Financial Results are attached hereto, and all of the other documents are incorporated by reference in this confidential private placement memorandum; all such documents constitute part of this confidential private placement memorandum.  We also incorporate by reference into this confidential private placement memorandum any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the termination of this offering and you should read this confidential private placement memorandum in conjunction with any such future filings. Any information that we have furnished to the SEC shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that Section, nor shall such information be deemed to be incorporated by reference herein or in any registration statement or other document filed under the Securities Act or the Exchange Act, except as otherwise stated in such filing.

No person has been authorized to give any information other than that contained in this confidential private placement memorandum, or to make any representations in connection with this offering, and, if given or made, such other information or representations must not be relied upon as having been authorized by us or the placement agent.  We and the placement agent disclaim any and all liabilities for representations or warranties, express or implied, contained in, or omissions from, this confidential private placement memorandum or any other written or oral communication or transmission made available to the recipient.

You will be entitled to rely solely on those representations and warranties that may be made to you in the purchase agreement relating to your purchase of the shares offered by this confidential private placement memorandum.  However, no representation, warranty or covenant, express or implied, is made to you by the placement agent and no responsibility of any kind as between the investors and the placement agent is accepted by the placement agent, with respect to the completeness or accuracy of any information contained in this confidential private placement memorandum or as to any other matter concerning it or the statements made in it.  The accuracy of such information is solely our responsibility.

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

NOTICE TO RESIDENTS OF ALL STATES:

OUR SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SEC OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF US AND THE TERMS OF THIS OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.  OUR SHARES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE SHARES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE PURCHASE AGREEMENT AND THE SECURITIES ACT OF 1933, AS AMENDED, AND OTHER APPLICABLE SECURITIES LAWS.  INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME AND MUST BE ABLE TO WITHSTAND A TOTAL LOSS OF THEIR INVESTMENT.

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

SUMMARY OF OFFERING
Issuer	Deep Down, Inc.

OTC BB Stock Market Symbol	DPDW

Securities Offered	Common Stock, par value $0.001 per share.

Offering	Private placement of common stock offered by us to accredited investors within the meaning of Regulation D under the Securities Act of 1933.

Registration Rights
Resales by investors of shares purchased in this offering are to be covered by a resale registration statement on the appropriate form, which we will agree to file with the SEC within 45 days following the closing of this offering. The Company shall use its best efforts to respond to all SEC comments and to cause such registration statement to become effective within 90 days of the closing of this Offering.

The Offering	$40,000,000 Maximum

Placement Agent	Dahlman Rose & Company, LLC

Shares Outstanding as of March 28, 2008(1).	115,846,019 shares

Shares Outstanding as of May 16, 2008, as adjusted(1) (2)	115,846,019 shares (giving effect to ______ shares sold pursuant to this offering).

Placement Procedure
Interested investors will be asked to execute purchase agreements with us.  The closing for the sale of shares under those purchase agreements will occur concurrently with or shortly after their execution.

Additional Information	Our Purchase Agreement is included as an attachment to this Memorandum.

__________________________

(1) Excludes (i) an aggregate of 8,125,000 shares of common stock issuable upon exercise of options outstanding at May 16, 2008 and (ii) an aggregate of 5,399,397 shares of common stock issuable upon exercise of warrants outstanding at May 16, 2008, both under our 2003 Directors, Officers and Consultants Stock Option, Stock Warrant and Stock Award Plan.  Of the total number of shares issuable upon exercise of outstanding options and warrants under our plan, 175,000 shares are issuable upon exercise of options having an exercise price ranging from $0.30-$0.49 per share, 4,175,000 shares are issuable upon exercise of options having an exercise price ranging from $0.50-$0.69 per share, 425,000 shares are issuable upon exercise of options having an exercise price ranging from $0.70-$0.99 per share, 350,000 shares are issuable upon exercise of options having an exercise price ranging from $1.00-$1.29 per share, and 3,000,000 shares are issuable upon exercise of options having an exercise price ranging from $1.30-$1.50.  Of the total number of shares issuable upon exercise of outstanding options and warrants under our plan, 4,960,585 shares are issuable upon exercise of warrants having an exercise price of $0.51 per share, 320,000 shares are issuable upon exercise of warrants having an exercise price of $0.75 per share, and 118,812 shares are issuable upon exercise of warrants having an exercise price of $1.01 per share.

(2) Assumes all of the shares of Common Stock offered hereby are sold.

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This confidential private placement memorandum (together with any amendments or supplements hereto and any other information that may be furnished to you by us) contains certain “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995) based on our current expectations, assumptions, estimates and projections about our business and our industry. These forward-looking statements involve risks and uncertainties.  Words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may” and variations of such words and other similar expressions are intended to identify forward-looking statements.  In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements.  Our actual results could differ materially from those anticipated in such forward-looking statements as a result of several factors described more fully (i) under the heading “Risk Factors” on page 27 of this confidential private placement memorandum and (ii) elsewhere in this confidential private placement memorandum.  Such forward-looking statements include, but are not limited to, those concerning estimated future demand for oil and gas; exploration and production trends; changes in commodity price of oil or natural gas; our plans regarding the nature and timing of product development and offerings; our need for additional capital; our future acquisitions, if any; and the impact of any of the above on our financial results.

All written and oral forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements set forth in the Risk Factors and elsewhere in this confidential private placement memorandum. Investors are cautioned not to place undue reliance on forward-looking statements contained herein, which relate only to events and information known as of the date on which the statements are made.  Except for filings which are made prior to the termination of this offering and are incorporated by reference, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

INFORMATION INCORPORATED BY REFERENCE

We are subject to the informational and reporting requirements of the Exchange Act, under which we file periodic reports, proxy statements and other information with the SEC.  Copies of the reports, proxy statements and other information may be examined without charge at the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C.  20549 or on the Internet at http://www.sec.gov.  Copies of all or a portion of such materials can be obtained from the Public Reference Section of the SEC upon payment of prescribed fees.  Please call the SEC at (800) SEC 0330 for further information about the Public Reference Room.

We are incorporating by reference into this confidential private placement memorandum the documents listed below that we have filed with the SEC:

•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed with the SEC on April 1, 2008, as amended by our Amendment No. 1 to Annual Report on Form 10-K/A for the fiscal year ended December 31, 2007 filed with the SEC on May 1, 2008;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 filed with the SEC on May 16, 2008;

•	our Current Reports on Form 8-K, filed with the SEC on May 1, 2008 and April 21, 2008; and

•	our Notification of Inability to Timely File Form 10-Q or 10-QSB on May 16, 2008.

We incorporate by reference into this confidential private placement memorandum any future filings that we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, until the termination of this offering.  This means that we can disclose important business, financial and other information in this confidential private placement memorandum by referring you to the publicly filed documents containing this information. All information incorporated by reference is part of this confidential private placement memorandum, unless and until that information is updated and superseded by the information contained in this confidential private placement memorandum or any information later incorporated.  Any information that we subsequently file with the SEC that is incorporated by reference will automatically update and supersede any previous information that is part of this confidential private placement memorandum. Any information that we have furnished to the SEC shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that Section, nor shall such information be deemed to be incorporated by reference herein or in any registration statement or other document filed under the Securities Act or the Exchange Act, except as otherwise stated in such filing.

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

OUR BUSINESS

We provide both products and services to the offshore energy industry to support deepwater exploration, development and production of oil and gas and other maritime operations.  We are primarily a service company and produce custom-engineered products that assist us in fulfilling service objectives for specific projects on a contractual basis.  We design and manufacture a broad line of deepwater equipment, surface equipment and offshore rig equipment that is used by major integrated, large independent and foreign national oil and gas companies in offshore areas throughout the world. We also manufacture monitoring and control systems used by offshore energy and other maritime operations.  Our products are often initially developed in direct response to customer requests for solutions to critical problems in the field.  We also serve the growing offshore petroleum and maritime industries with technical management and support services. Set forth below is a more detailed description of important services and products we provide.

Our goal is to provide superior products and services designed to provide safer, more cost-effective solutions in a more expeditious manner to our clients.  We believe there is significant demand for, and brand name recognition of, our established products due to the technological capabilities, reliability, cost-effectiveness, timely delivery and operational timesaving features of these products. Since our formation, we have introduced many new products that continue to broaden the market currently served by us.

We market our products and services primarily through our corporate offices in Channelview, Texas. Our sales representatives travel worldwide to the major international energy and maritime markets.  We generally manufacture and fabricate our products at our facilities, although we also work with third parties who provide manufacturing and fabrication support through their own facilities in the Houston, Texas metroplex.

Our Services and Products

Services

We provide a wide variety of project engineering and management services, including the design, installation and retrieval of subsea equipment and systems, connection and termination operations and well commissioning.  We pride ourselves on the ability to collaborate with the engineering departments of oil and gas operators, installation contractors and subsea equipment manufacturers to find the quickest, safest, and most cost-effective solutions to address all manner of issues in the subsea world.  We also provide installation, retrieval, storage and management services in connection with the use of our products.

Project Management. Our installation management team specializes in deepwater subsea developments. We are often contracted by our customers to assist with the preparation and evaluation of subsea development bids and requests for quotes.  Our experience comes from working with installation contractors, oil and gas operators, controls suppliers, umbilical manufacturers and other subsea equipment manufacturers, who often hire us to help ensure that a project progresses smoothly, on time and on budget.

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

Project Engineering. Our engineers have experience ranging from the initial conceptual design phases through manufacturing and installation, and concluding with topside connections and commissioning.  Our experience provides us with a level of “hands on” and practical understanding that has proven to be indispensable in enabling us to offer customer solutions to the many problems encountered both subsea and topside.  Because of our wide knowledge base, our engineering team is often hired by oil and gas operators, installation contractors and subsea equipment manufacturers to provide installation management and engineering support services. Our engineering team has been involved in most of the innovative solutions used today in deepwater subsea systems.  We specialize in offshore installation engineering and the writing of practical installation procedures.  We deal with issues involving flying leads, compliant umbilical splices, bend stiffener latchers, umbilical hardware, hold-back clamps, and the development of distribution system components.  We are heavily involved in the fabrication of installation aids to simplify offshore executions, and offer hydraulic, fiber optic, and electrical testing services and various contingency testing tools.

Installation Support and Management. Our installation management services are centered around the utilization of standardized hardware, proven, well-tested installation techniques, and an experienced, consistent team that has proven to be safe and skilled in all aspects of the installation process. We pride ourselves on supporting installation contractors through our installation management and engineering services, installation aids and equipment, and our offshore installation support services, including spooling operations, offshore testing, and flying lead installation support. Many installation contractors find it beneficial to utilize our services to help reduce on-board personnel since our specialized technicians can perform multiple tasks. We have designed and fabricated many different installation tools and equipment over the years. We have been involved in the design of the following equipment to help make installations run as smoothly as possible:  steel flying leads, steel flying lead deployment systems, umbilical hardware and termination systems, umbilical bell mouths, lay chutes, rapid deployment cartridges, horizontal drive units, mud mats, flying lead installation and parking frames, umbilical termination assembly stab & hinge over systems, and numerous other pieces of offshore equipment.  Our team has vast experience with the installation of flexible and rigid risers and flowlines, umbilicals, flexible and rigid jumpers, steel tube and thermoplastic hose flying leads, pipeline end terminations (“PLETs”) and manifolds.

Spooling. Our experienced personnel are involved in the operation of spooling equipment on many projects, including operations for other companies to run their spooling equipment.  We have developed a very efficient (in both time and cost) system for spooling, utilizing our horizontal drive units, under-rollers, tensioners, carousels and rapid deployment cartridges.

Pull-In Operations. We are involved in the pull-in operations for most of the major umbilical projects in the Gulf of Mexico.  Our familiarity with offshore systems is important, and our pull-ins run smoothly because the same engineers who plan the pull-in operations are also involved in supervising the offshore operations.  Our offshore servicemen comprise the topside umbilical support team and are familiar with the umbilical termination hardware.  These same servicemen are often involved in terminating the umbilicals at the manufacturers’ yard several weeks prior to the installation. Everything is thoroughly tested prior to installation, including winches at the rental contractor’s yard and after set-up on the platform. Load cells are tested onshore, and the same load cells are used to test the system offshore. This eliminates variables and validates the condition of the pull-in system.  We then perform pull-ins under more controlled conditions with increased confidence, resulting in safer operations.

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Terminations. Deep Down and members of its team have been involved in umbilical terminations since 1988.  The Company’s team was involved with the designs for the armored thermo plastic umbilicals at Multiflex, the first steel tube umbilical in the Gulf of Mexico for the Shell Popeye® umbilical, and the standardization of many steel tube umbilical terminations.  We have also pioneered the concept of the compliant Moray® section that enables a traditional helically wound umbilical to be used for direct well step outs, or long field flying leads.  Our management believes we are the only company that can terminate umbilicals provided by any manufacturer with the same termination system.
Testing Services. Umbilical manufacturers, control suppliers, installation contractors, and oil and gas operators utilize our services to perform all aspects of testing, including initial Factory Acceptance Testing (“FAT”), Extended Factory Acceptance Testing (“EFAT”) and System Integration Testing (“SIT”), relating to the connecting of the umbilical termination assemblies, the performing of installations, and the completion of the commissioning of the system thereafter. To execute these services, we have assembled a variety of personnel and equipment to ensure that all testing operations are done in the safest and time-efficient manner, ensuring a reduced overall project cost. We also work hard to utilize the most detailed digital testing and monitoring equipment to ensure that the most accurate data is provided to our clients.  We have been hired to perform coiled tubing flushing, cleaning, and hydro testing, umbilical filling, flushing, pressure, flow rate, and cleanliness testing, load out monitoring and testing, installation monitoring, post installation testing; system commissioning, umbilical intermediate testing, and umbilical termination assembly cleanliness, flow, and leak testing.  We believe we have one of the best filling, flushing and testing teams in the business. Deep Down employs a variety of different pumping systems to meet industry needs and offers maximum flexibility.  Deep Down’s philosophy is to flush through the maximum number of lines at the highest flow rate possible to maximize efficiency.  We have assembled a comprehensive list of offshore pumping units and an assortment of chemical pumping skids.  Our equipment can be used to pump all of the standard offshore water based chemicals as well as all offshore commissioning fluids such as Methanol and diesel. The Company has been involved in the design, procurement, testing, installation, and operation of the testing equipment.  Deep Down’s engineers and service technicians can also assist in writing the testing procedures and sequences from simple FAT to very extensive multiple pressures and fluids testing up to full system SIT procedures.

System Integration Testing. We have led the offshore industry move into the digital age with our use of digital transducers to provide much greater levels of accuracy compared to information gathered from conventional chart recorders. We have a wide variety of digital pressure transducers, flow meters, and temperature gauges. We have two wire data systems (4 port and one 16 port) as well as 25 individual digital pressure and temperature recorders that are often employed for installation monitoring activities. In addition to these units, the Company also has three desks set up with data systems that are capable of tracking from 4 to 15 individual sensors simultaneously. These capabilities, in combination with subsea handling equipment, experienced personnel, and a fully equipped facility, render Deep Down ideal for managing SIT operations.

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Commissioning. Deep Down has been involved in most of the topside connections and commissioning projects in the Gulf of Mexico since its formation in 1997.  Our commissioning team is often identified early in the project and participates in all aspects of planning and risk assessment for the project.  Due to the limited time associated with project commissioning, it is extremely important to perform detailed planning and engineering prior to arrival at the offshore production platform location to reduce any possible shut in or down time.  Our engineers and technicians work closely with the project managers and production platform engineers to help ensure that all aspects of the installation or retrieval project, including potential risks and dangers, are identified, planned for, and eliminated prior to arrival on the production platform.  Due to the different requirements for testing and commissioning of subsea systems, we have an assortment of pumps and equipment to deploy to ensure a safe and efficient commissioning program.  We have experience handling all types of commissioning fluids, including asphaltine dispersants, diesel, methanol, xylene, corrosion inhibitors, water-based control fluids, oil-based control fluids, 100% glycol, paraffin inhibitors, and alcohol.

Storage Management. With more than 50,000 square feet of internal high quality warehousing capacity and 300,000 square feet of external storage, our facility in Channelview is strategically located to cover Houston's Ship Channel area.  Our warehouse is designed to provide clients with flexible and cost effective warehousing and storage management alternatives. Our professional and experienced warehouse staff, combined with the very latest in information technology, results in a fully integrated warehousing package designed to deliver effective solutions to client needs. Among other capabilities, we are capable of providing long-term specialized contract warehousing; long and short term storage; modern materials handling equipment; undercover loading areas; quality security systems; integrated inventory management; packing and repacking; computerized stock controls; and labeling.

Products

We provide installation support equipment and component parts and assemblies for subsea distribution systems.  We believe the key to successful installations of hardware is to design the subsea system by considering installation issues first, working backwards to the design of the hardware itself. This is why we have been instrumental in the development of hardware and techniques to simplify deepwater installations.  We design, manufacture, fabricate, inspect, assemble, test and market subsea equipment, surface equipment and offshore rig equipment that are used by major integrated, large independent and foreign national oil and gas companies in offshore areas throughout the world. Our products are used during oil and gas exploration, development and production operations on offshore drilling rigs, such as floating rigs and jack-ups, and for drilling and production of oil and gas wells on offshore platforms, tension leg platforms and moored vessels such as floating production storage and offloading vessels (“FPSO”). We have significant involvement in umbilical and steel flying lead installations in the Gulf of Mexico and throughout the world.  A few of our major product lines are highlighted below.

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Flying Leads. We have developed a method to pull individual steel tubes, hoses, or electrical cables to create a loose steel tube flying lead or short umbilical.  We can manufacture steel flying leads up to 10,000 feet in length with any J-plate desired, with or without electrical cables included. We have built flying leads with up to 14 tubes.  Additional electrical lines and fiber optic cables can be added to produce any combination required for the transportation of various fluids, chemicals or data.  The flying leads are then fitted with our terminations and Morays® that are attached to the multiple quick connection plate, and finished off with the our elastomeric bend limiters.  The non-helix wound design allows for our flying leads to be very installation friendly with minimal-bending stiffness.  A Moray® is the termination head on the flying lead and connects the tubing assembly to the junction plate.  A compliant Moray® consists of a 20foot flexible flying lead with an electro-hydraulic Moray® that is connected to a full-sized umbilical with the installation tension being applied through an armor pot and slings extending by the compliant section.

Bend Stiffener Latchers. Our spring-loaded bend stiffener latcher is used in dynamic installations on floating vessels. Umbilical stiffener latching mechanisms have always caused installation problems as well as expensive diver operations for expansion developments. We believe we have conceived the very first remote operated vehicle (“ROV”) installable latching mechanism. During the umbilical installation, the bend stiffener latcher can be latched in with a ROV and the umbilical can be pulled up the remaining distance and hung off.  This allows the bend stiffener latcher to fit onto an existing flange, completely eliminating the need for divers both prior to and during the installation. The bend stiffener latcher can be designed to fit onto any existing flange on the bottom of an existing I-tube.

Umbilical Hardware. Our operational team has been involved in more umbilical installations than probably any other team in the industry.  Our blend of experiences with drilling contractors, umbilical manufacturers, subsea engineers and installation contractors has been effective in positioning us to act on behalf of oil and gas operators to ensure key hardware installation is performed in the most efficient and safe manner. This breadth of experiences gives us a unique perspective when fabricating and designing terminations for umbilical manufacturers. Our designs are often much lighter in weight and smaller than the typical hardware that has been created and used in the past by our competitors.  Our engineering team has designed and fabricated bending restrictors, armor pots, split barrels, tubing fittings and unions, hinging umbilical splices and topsides terminations with our unique threaded welded fittings, the compliant umbilical splice, and the bend stiffener latcher.  Our umbilical hardware has enabled our clients to use installation friendly techniques for deploying hardware on the ocean floor.

Bend Limiters. We offer both electrometric and steel bend limiters.  Steel bend limiters are typically utilized for steel tube umbilicals and have been designed with a simple and reliable hinged attachment system which significantly decreases installation time.  Electrometric bend limiters are typically provided for small diameter umbilicals or flying leads, as well as for their compliant umbilical section, which turns a traditional umbilical into a ROV- friendly, installable flying lead. Due to our ability to design and manufacture bend limiters in-house, delivery time is greatly reduced.

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Umbilical Splice. We have created a unique method of converting spare umbilicals into actual production umbilicals by splicing spare umbilicals together to produce any length required.  This methodology is achieved through our Compliant Splice, which is a patent-pending termination system that eliminates the burdens of dealing with umbilical splices during installation.  This design is capable of housing both electrical and fiber optic Fiber Termination Assemblies while still allowing for the splice to be spooled up onto a reel or carousel. This allows oil and gas operators to save significant costs through utilization of existing capital investments in spare umbilicals, which reduces field development costs and delivery time.  An optional mud mat is used to assist in carrying the splice over the chute and functions to keep the splice out of the mud for easy inspection.

SeaStax®. SeaStax® embodies our concept for offshore storage and space management to help optimize available deck space on offshore installation vessels, drilling rigs and production platforms.  The key philosophy behind SEASTAX™ is to take common offshore items and store them in a standard sized container to allow for the storage system to be stackable and interchangeable in subsurface conditions.  The current system utilizes newly designed 550 gallon tote tanks, baskets, and tool boxes that are all inter-changeable and stackable.  Using common dimensions and designs allows a variety of different items to all be commonly stored and stacked, to minimize required storage area.  The stacking philosophy can be applied to other custom applications if required. In order to maximize accessibility and to reduce maintenance, a variety of options are available such as galvanizing, ladders, and drip pans.

Installation Aids. To help our clients and to meet our own internal needs, we have developed an extensive array of installation aids, including steel flying lead installation systems, a 5 ton Caterpillar® tensioner, a 10-foot radius lay chute with work platform, many varieties of buoyancy, clump weights, VIV strakes, mud mats, dual tank skids, gang boxes, work vans, pumping and testing skids, control booths, fluid drum carriers, crimping systems, load cells,  300 and 340 - ton under-rollers, a 200 - ton carousel, UTA running and parking deployment frames, termination shelters, pipe straightners, ROV hooks and shackles, stackable SeaStax® tanks, baskets, and boxes, and ballgrab rental rigging.

Prospective Acquisition

Effective April 17, 2008, we entered into a Stock Purchase Agreement with Flotation Technologies, Inc. and the owners of 100% of the capital stock of Flotation Technology for an aggregate purchase price expected to be $23,300,000.

 Product Offerings

Flotation Technologies engineers, designs and manufactures deepwater buoyancy systems using high-strength FlotecTM syntactic foam and polyurethane elastomers.  Flotation Technologies’ product offerings include distributed buoyancy for flexible pipes and umbilicals, drilling riser buoyance modules, ROV buoyancy, Quick-Loc™ cable floats, Hardball umbilical floats, FLOTECT™ cable and pipeline protection, Inflex polymer bend restrictors, and installation buoyancy of any size and depth rating.

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The majority of Flotation Technologies’ product offerings are made with FlotecTM syntactic foam, a product composed of hollow glass microballoons, combined with epoxy resin and a catalyst. These microballoons or microspheres are very small, 20-120 microns in diameter, and provide the buoyancy to syntactic foam.  The microballoons give syntactic foam its light weight, low thermal conductivity and resistance to compressive stress that far exceeds other types of foams.  The microballoons come in different densities and strengths which are required for greater depth applications. In some applications, the liquid syntactic foam resulting from the combination of ingredients is poured into high density polyethylene shells that form the flotation device and encase and protect the syntactic foam from damage.

Because of historic purchaser dissatisfaction with Flotation Technologies’ principal competitor, the Company was asked by oil companies to provide buoyancy products to the oil and gas exploration and production sector.  The most significant step for Flotation Technologies to take in order to get into the oil business was to secure an ISO 9001:2000 registration for its manufacturing operation.  Receipt of those certificates allowed oil and gas clients to place their first orders with Flotation Technologies.

Flotation Technologies’ drilling riser product is marketed under the name CoreTec™. The Company has just completed a $4.1 million contract for syntactic foam drilling risers that will be used to dress the drilling risers for an offshore drilling rig.

Flotation Technologies also manufactures polyurethane products including bend restrictors, impact protection, drill riser auxiliary clamps and other custom designed products including some buoyancy products with macrospheres.  While the overwhelming majority of Flotation Technologies’ revenue comes from buoyancy products for the petroleum production sector, Flotation Technologies also serves the oceanographic and military markets.

Facilities and Manufacturing

Flotation Technologies has designed, developed, and assembled its own continuous liquid syntactic foam production machine.  This machine allows Flotation Technologies to produce the large volume of foam required to make the 7-14 foot long drilling pipe flotation risers that appear to be in high demand for offshore drilling in very deep waters such as those of Brazil.  These drill pipe risers will operate effectively in water depths of up to 4,000 meters (13,000 feet).   Flotation Technologies has foam that is capable of operating in water depths of up to 7,000 meters (23,000 feet).  Flotation Technologies advertises to customers that these riser buoyancy products have a one-year warranty and an economic life of 20-30 years.  Flotation Technologies’ drilling riser buoyancy design is unique in the industry, and a patent application has been filed.

Flotation Technologies has owned and occupied its current Biddeford, Maine, facility for approximately one year.  The facility contains approximately 6,000 square feet of office space and approximately 40,000 square feet of manufacturing space.  Flotation Technologies is in the process of building a second continuous mixer at a cost of $500,000.  This mixer will augment the production of foam on the same manufacturing line as the original mixer and provide redundancy. If Flotation Technologies requires expansion room, all warehouse and materials storage space could be moved to a leased facility located immediately adjacent to the existing facility, allowing storage space to be converted to manufacturing.  Additionally, Flotation Technologies could add one additional new production bay at a building cost of $750,000 as early as March 2009. This new bay could be used to house an additional, continuous, liquid syntactic foam machines, built at an estimated cost of $500,000.

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Competition

Flotation Technologies’ principal competitors in the polyurethane area are Trelleborg AB, Balmoral Group, Dunlaw Engineering Ltd., ABCO Industries Limited, and Whitefield Plastics Corporation.  Flotation Technologies’ principal competitor in the syntactic foam is Trelleborg AB. CRP Group was acquired by the Trelleborg AB in January 2006 and now operates worldwide as Trelleborg Offshore, with North American operations under the name Trelleborg Offshore, Inc.  Other competitors include Cumming Corp., located in Massachusetts; Matrix Composites & Engineering Ltd., located in Australia; Balmoral Group, located in Scotland; Syntech Materials, Inc., located in Virginia; and Marine Subsea Group, located in Norway.

Management

Tim Cook, the current President and a selling shareholder of Flotation Technologies, plans to retire after the acquisition of Flotation Technologies by Deep Down. David Capotosto, who worked for Flotation Technologies initially as a management, engineering and operations consultant starting in 2000, joined Flotation Technologies as Executive Vice President in February 2008. Mr. Capotosto will serve as the Chief Executive Officer of Flotation Technologies after the acquisition by Deep Down. All of the Flotation Technologies personnel are located in Biddeford, Maine.

Recent Acquisitions

Through our acquisitions of Mako and ElectroWave we have further increased our service and product offerings. Several of such increased offerings are described below.

Mako

Headquartered in Morgan City, Louisiana, Mako serves the growing offshore petroleum and marine industries with technical support services and products vital to offshore petroleum production. Mako’s offerings are primarily, through rentals of its remotely operated vehicles ("ROV"), topside and subsea equipment, and support systems used in diving operations, maintenance and repair operations, offshore construction, and environmental/marine surveys.

Diving Equipment Rental.   Mako employs a permanent staff of highly qualified technicians and mechanics to maintain and refurbish its equipment in between rentals.  Mako carries a wide array of equipment to service the diving industry including water blasting equipment, breathing air dive compressors, hot water units with feed pumps, man rider winches, hydraulic tools and hose reels, underwater video units, sonar units, magnetic gradiometers, dive radios, lift bags, volume tanks, decompression chambers, hot water pressure washers, and saturation systems.

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Offshore Construction Equipment Rental.   Mako carries a wide array of equipment to service the offshore construction industry, including air compressors, air tuggers, blasting equipment, jet pumps, personnel baskets, air tools, welding machines, diesel pumps, and air pumps.

ROV Equipment Rental.   Mako provides the latest ROV tooling technology as part of its rental fleet. Mako's ROV tooling rental fleet is constantly growing, with the addition of tools as they are requested by our customers.  Mako has, as part of its rental inventory, a 2000-foot depth-rated inspection / light work class remotely operated vehicle (ROV) complete with a control van and launch / recovery system.  Mako also has, as part of its inventory, a 300 meter depth-rated Seaeye Falcon and a 1500 meter depth rated Seaeye Lynx observation class ROV.  ROV services offered by Mako include platform inspection (Level I, II and III, jack-up and template), platform installation and abandonment, surveys (environmental, pipeline existing and as built, oceanographic, nuclear and hydroelectric), search and recovery, salvage, subsea intervention (hot stab operations, torque tool, well, pipeline commissioning, and stack landings), telecommunication cable inspections (existing and as built), research (fisheries, scientific and marine archeology), anchor handling (mooring and anchor chain monitoring), ROV consulting and project management, ROV pilots and technicians, and underwater cinematography.  Mako provides an extensive line of ROV tools, ROV clamps and ROV-friendly hooks and shackles. Mako’s torque tools are state-of-the-art in design.

Environmental Equipment Rental.   Mako offers a line of equipment to service the demanding requirements of the environmental industry, including pumps, water-blasters, and other equipment used in clean-up applications.  Systems are built in-house, housed on skids and include protective frames to ensure that the equipment is well suited for the job site.  All rental equipment goes through extensive cleanup and overhaul between rentals, ensuring that when it arrives on site, its ready to go and will perform reliably.

Marine Surveys.   Mako provides the offshore industry with marine survey services.  Mako’s surveyors have extensive experience in the marine industry, and provide a reliable and timely service, encompassing on-and-off hire surveys, damage surveys, engine surveys, loading / securing of cargo (warranty), trip and tow, suitability surveys, valuation surveys, hull audio gauging, owner representatives, and regulatory vessel compliance.

ElectroWave

ElectroWave offers products and services in the fields of electronic monitoring and control systems for the energy, military, and commercial business sectors.  ElectroWave designs, assembles, installs, and commissions integrated Programmable Logic Controller (“PLC”) and Supervisory Control and Data Acquisition (“SCADA”) based instrumentation and control systems, including ballast control and monitoring, drilling instrumentation, vessel management systems, marine advisory systems, machinery plant control and monitoring systems, and closed circuit television systems.  ElectroWave can take projects from conceptual/system design through installation, commissioning, and support. ElectroWave's understanding of system requirements and its ability to quickly understand its customer’s needs allows them to produce quality products and services on time and on budget.

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ElectroWave has supplied equipment on drilling production rigs operating throughout the world including Abu Dhabi, Angola, Australia, Azerbaijan, Brazil, Congo, Dubai, Egypt, Equatorial Guinea, India, Indonesia, Kuwait, Mexico, Nigeria, Norway, Russia, the United Kingdom, United States, Vietnam, and other areas. ElectroWave is also a supplier of integrated marine systems for ships with design, manufacture, and delivery of machinery plant control and monitoring systems and/or alarm monitoring systems for 3 Molinari Class Staten Island ferries, a United States Coast Guard ice breaker, one of the worlds largest hopper dredges, and other vessels.

Below are some of ElectroWave’s major products:

Drillers Display System. ElectroWave has two proprietary drillers display systems.  One of the proprietary systems was provided by one of our customers and is installed only on that customer’s rigs.  The other proprietary drillers display system was developed internally and is installed in rigs worldwide. Drillers display systems allow the driller to keep an eye on all the important parameters required for monitoring drilling activity. Viewing of mud pits, trip pits, flow rates, weight on bit, hook load, and other activities are available to the driller at a glance. Logging software provides data analysis at a whole new level, bringing more efficient drilling operations and increased production from each working rig. Over 30 of these systems are installed on our customers' rigs world wide, having over 800 rig-months of operating time, over 1 million hours of cumulative up-time, with a total down time of 2.5 hours.  Our two largest customers for ElectroWave’s drillers display systems are Transocean Offshore and Diamond Offshore Drilling.

Machinery Plant Control System. The Machinery Plant Control and Monitoring Systems (MPCMS) allow the operators of a vessel to reduce manning requirements by integrating all of the machinery controls and monitoring systems into one unit. The MPCMS can reduce the number of crew on one vessel by more than 50%, allowing the vessel owner to save personnel expenses or allocate personnel to more critical areas.  ElectroWave's largest MPCMS system consists of over 5,000 points, consisting of hard wired sensors, contacts, and data over industrial protocols such as Ethernet, Modbus, and Profibus.  We have integrated systems such as fire, flooding, ballast, fueling, bridge, propulsion, engines, HVAC, deck machinery, air systems, emergency generators, lighting, and more, into one system.  An entire vessel can now almost be operated from one station by a very minimal crew.  Our MPCMS is currently in use on the United States Coast Guard Ice Breaker Mackinaw.

Ballast Console. ElectroWave designs replacement ballast control consoles for a number of customers. The consoles they are replacing have fallen out of service and are typically only partially functioning. ElectroWave first sends out a technician to perform a "site survey" during which our technician will take copious notes about the existing installation, all of the wiring, and any manuals that exist for the system. Our team then brings this information back to our facility where we design replacement consoles that fit exactly where the old console was located, reducing hot work and re-wiring. After designing a new console, drawings are sent to the rig managers, electricians, and company electricians for verification. After drawings are verified, the console is released for production. Upon receiving the console at our factory, our electricians (some of which are ex-rig electricians) wire the console to match the old system wiring configuration. After through testing at our factory, the console is shipped to the customer where it is installed by our field service personnel. The new console is wired to operate exactly like the old system to reduce re-training of ballast control officers and rig hands. After the console is commissioned, our technicians will provide any support and training necessary before leaving the site. We have installed ballast control systems that are full touch screen capable, operating over 80 valves and more than 30 tanks. We have these type systems installed on the Coast Guard Ice Breaker Mackinaw, and the 3 Molinari Class Staten Island Ferries, the Molinari, Marchi, and Spirit of America.

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CCTV System. ElectroWave has tackled some very difficult CCTV security and monitoring requirements.  Post-911, the New York Department of Transportation (NYDOT) wanted cameras to watch every available compartment of their three new ferries. ElectroWave stepped up to the challenge and provided NYDOT one of the most sophisticated CCTV systems available on passenger transportation ferries. A system of cameras, coupled with digital video recording, allow post-event tracing and security on one of the most-used transportation devices in New York. CCTV is more than just security, many (if not all) oil rigs have CCTV systems installed to keep an eye on the safety of those working on the rig.  Cameras watch unmanned spaces, machinery spaces, and potential hazard zones for trouble. This helps to keep the manning requirement on the rigs to a minimum while allowing for a safer working environment.  ElectroWave typically provides Pelco camera systems, but is capable of integrating existing camera systems into new CCTV installations. ElectroWave has also developed hardware and software in-house to allow the use of Pan/Tilt/Zoom cameras from hazardous locations where PTZ keyboards cannot be installed.

Ballast Monitoring System. ElectroWave has designed and implemented numerous ballast monitoring systems.  A ballast monitoring system is a method of displaying the contents of the tanks on board the vessel. The systems provided by ElectroWave ranges from simple racks of bubbler style display units to integrated PLC touch screen systems visible throughout the vessel. ElectroWave has also offered automated tank reporting systems with our electronic PLC monitoring systems, allowing the operators to keep a liquid load sheet available at any time.

Active Heave Compensation. ElectroWave was approached to implement an algorithm to perform Active Heave Compensation. An "Active Heave Compensator", or AHC, is designed to reduce or eliminate (in this case eliminate) the effects of vessel heave during overboarding operations. This means that a package can be held at a specific location in the water without the motion of the vessel on the waves affecting the position of the package.  The customer identified the operational tolerance of the system to be 6" of movement of the package with vessel heave of approximately 20 feet. The system that was implemented is accurate to 0.6" of package movement with vessel heave up to 30 feet. ElectroWave always delivers products to the best of our ability, often exceeding customer requirements and expectations.  ElectroWave implemented an Allen Bradley PLC system to take data from a Motion Reference Unit (MRU) and drive hydraulic actuators to compensate for the movement of the vessel.

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Industry Background

The offshore energy industry is centered around the use of production platforms. A production platform is a large structure used to house workers and machinery needed to drill for and produce oil and natural gas from reservoirs below the ocean floor.  The operations of the production platform can deliver oil and gas production directly onshore via pipeline or to a floating storage unit or tanker loading facility.  Historically, production platforms have been located on the continental shelf, but as technology continues to improve, drilling and production operations in deeper water have become both feasible and profitable. A typical production platform may have as many as thirty wellheads from which it is producing.  Directional drilling allows subsea reservoirs to be accessed at both different depths and at remote positions up to 5 miles (8 kilometers) from the production platform.  Many production platforms have remote wellheads attached by umbilical connections, which may be single wells or a manifold center for multiple wells. An umbilical cable supplies necessary requirements to an apparatus.

Our Strategy

Our current operations are the result of the acquisitions of Deep Down, ElectroWave and Mako.  In addition to our strategy of continuing to grow and strengthen our current operations, including by expanding our services and products in accordance with our customers’ demands, we intend to continue to seek strategic acquisitions of complementary service providers, product manufacturers and technologies that are focused primarily on supporting offshore deepwater exploration, development and production of oil and gas reserves and other maritime operations.

Customers

Demand for our deepwater equipment, surface equipment and offshore rig equipment and services is substantially dependent on the financial condition of the oil and gas industry and that industry’s interest in investing in substantial capital expenditures as well as continual maintenance and improvements on its offshore exploration, drilling and production operations. The level of these expenditures is generally dependent upon various factors such as expected prices of oil and gas, exploration and production costs of oil and gas, and the level of offshore drilling and production activity. The prevailing view of future oil and gas prices are influenced by numerous factors affecting the supply and demand for oil and gas.  These factors include worldwide economic activity, interest rates, cost of capital, environmental regulation, tax policies, and production levels and prices set and maintained by producing nations and OPEC. Capital expenditures are also dependent on the cost of exploring for and producing oil and gas, the sale and expiration dates of domestic and international offshore leases, the discovery rate of new oil and gas reserves in offshore areas and technological advances. Oil and gas prices and the level of offshore drilling and production activity have historically been characterized by significant volatility.

Our principal customers are major integrated oil and gas companies, large independent oil and gas companies, foreign national oil and gas companies, subsea equipment manufacturers and subsea equipment installation contractors involved in offshore exploration, development and production. Offshore drilling contractors, engineering and construction companies, the military and other companies involved in maritime operations represent a smaller customer base.  Our customers include Acergy SA; Aker Kvaerner ASA; Amerada Hess Corporation; Anadarko Petroleum Corporation; Atlantic Shipyard; BHP Billiton Limited; BP PLC; Cabett Subsea Products, Inc.; Cal Dive International, Inc.; Cameron International Corporation; Chevron Corporation; Devon Energy Corporation; Diamond Offshore Drilling, Inc.; Dril-Quip, Inc.; Duco Inc.; ExxonMobil Corporation; Helix Energy Solutions Group Inc.; JDR Cable Systems (Holdings) Ltd; Kerr McGee Corporation; Marathon Oil Corporation; Marinette Marine Corporation; Nexen Inc.; Noble Energy Inc.; Oceaneering International, Inc.; Oil States Industries, Inc.; Royal Dutch Shell PLC; Schlumberger Limited; Subsea 7, Inc.; Technip USA Holdings, Inc.; TransOcean Offshore Inc.; United States Coast Guard; Veolia Environmental Services, Inc. and United States Navy.

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We are not dependent on any one customer or group of customers. The number and variety of our products required in a given period by a customer depends upon their capital expenditure budget as well as the results of competitive bids. Consequently, a customer may account for a material portion of revenues in one period and may represent an immaterial portion of revenues in a subsequent period. While we are not dependent on any one customer or group of customers, the loss of one or more of its significant customers could, at least on a short-term basis, have an adverse effect on the results of our operations.

Competition

The principal competitive factors in the petroleum offshore drilling and production and maritime equipment markets are quality, reliability and reputation of the product, price, technology, the ability to provide quality service and timely delivery of the service and equipment.  We face significant competition from other manufacturers of exploration, production and maritime equipment.  Several of our principal competitors are diversified multinational oil service companies with substantially larger operating staffs and greater capital resources and have a longer history in the manufacturing.  We compete principally with Dynacon, FMC, Halliburton Product Pipeline Services, Kvaerner, Norson, Ocean Works, Oceaneering, VFL, and Halliburton Product Pipeline Services on our umbilical services; Dynacon, Ocean Works and Odem on our Launch and Recovery Systems; and Entech, Technip, Manatec and Pegasus on our installation management services.

Intellectual Property

The Company currently holds one patent covering riser tensioner sensor assembly.  An additional five patents have been applied for and are in process.  Trademarked names of the Company include DRILSYSTM, ELECTROWAVETM, MUDSYSTM, AQUASOXTM, MORAYTM and SEASTAXTM.

Product Development

The technological demands of the oil and gas industry continue to increase as offshore exploration and drilling operations expand into deeper and more hostile environments.  Conditions encountered in these environments include well pressures of up to 15,000 psi, mixed flows of oil and gas under high pressure that may also be highly corrosive, and water depths in excess of 5,000 feet. We are continually engaged in product development activities to generate new products and improve existing products to meet our customers’ specific needs.  We also focus our activities on reducing the overall cost to the customer, which includes not only the initial capital cost but also ongoing operating costs associated with its production.

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We have an established track record of introducing new products and product enhancements.  Our product development work is conducted at our facilities in Channelview, Texas and in the field. Our application engineering staff also provides engineering services to customers in connection with the design and sales of our products.  Our ability to develop new products and services and maintain technological advantages is important to our future success.

We believe that the success of our business depends more on the technical competence, creativity and marketing abilities of our employees than on any individual patent, trademark or copyright. Nevertheless, as part of our ongoing product development and manufacturing activities, our policy is to seek patents when appropriate on inventions concerning new products and product improvements.  All patent rights for products developed by employees are assigned to us.

Sales, Marketing and Support

We market our products and services throughout the world directly through our sales personnel in our corporate headquarters in Channelview, Texas. We periodically advertise in trade and technical publications of our customer base.  We also participate in industry conferences and trade shows to enhance industry awareness of our products and services.  Our customers generally order products and services after consultation with us on their project.  Orders are typically completed within two weeks to three months depending on the type of product or service. Larger and more complex products may require four to six months to complete.  Our customers select our products and services based on the quality, reliability and reputation of the product or service, price, timely delivery and advance technology.  For large drilling and production system orders, we engage our project management team to coordinate customer needs with engineering, manufacturing and service organizations, as well as with subcontractors and vendors. Our profitability on projects is dependent on performing accurate and cost effective bids as well as performing efficiently in accordance with bid specifications.  Various factors can adversely affect our performance on individual projects that could potentially adversely affect the profitability of a project.

Description of Properties

Our principal corporate offices and manufacturing space are located at 15473 East Freeway, Channelview, Texas 77530. We lease the Channelview property, which consists of approximately 10.998 acres of land with approximately 60,000 square feet of manufacturing space with four overhead cranes and 7,000 square feet of office space.  We lease 8.198 acres of land, including all buildings, structures, fixtures and other improvements thereon from JUMA, LLC, a company owned by Ronald E. Smith, CEO and a director of Deep Down, Inc. and Mary

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

L. Budrunas, a vice president and a director of Deep Down, Inc.  The base rate of $11,000 per month is payable to JUMA through September 1, 2011, together with all costs of maintaining, servicing, repairing and operating the premises, including insurance, utilities and property taxes.  We lease an additional 2.8 acres of adjacent land from DJK, Inc. The base rate of $5,220.34 per month is payable to DJK through August 31, 2008.

This facility is located in Channelview, Texas, a suburb of Houston, where we conduct a broad variety of processes, including machining, fabrication, inspection, assembly and testing. Our Manufactured Systems Division is devoted to the design, manufacturing, testing, and commissioning of heavy equipment used in both on- and offshore operations in a variety of markets and industries. The manufacturing personnel have over 50 years of combined experience serving commercial, government, military and academic customers in a variety of applications.  The facility is ideally located with great access to both I-10 and the Houston Ship Channel. The facilities have 120V, 240V and 480V power. Our manufacturing plant is ISO 9001 and American Petroleum Institute certified.

Our manufacturing facility utilizes state-of-the-art equipment, including a computer numerically controlled ("CNC") machine tool, which contributes to the Company's product quality and timely delivery. We maintain our equipment and tooling in good working condition and upgrade our capabilities as needed to enhance the cost-efficient manufacture of our specialized products. We purchase quality used machine tools and equipment as they become available and store them at our facility to be rebuilt, upgraded or refurbished as needed.  We maintain our high standards of product quality through the use of quality assurance specialists who work with product manufacturing personnel throughout the manufacturing process and inspect and document equipment as it is processed through the Company's manufacturing facility.  We have the capability to manufacture various products from each of our product lines at our major manufacturing facility and believe that this localized manufacturing capability is essential in order to compete with our major competitors.  We maintain valuable relationships with several other companies that own additional fabrication facilities in and around Houston, Texas.  These other companies provide excellent subcontract manufacturing support on an as-needed basis. Our manufacturing process includes heat treatment, machining, fabrication, inspection, assembly and testing.  Our primary raw material is steel. We routinely purchase raw materials from many suppliers on a purchase order basis and do not have any long-term supply contracts.

ElectroWave’s offices and manufacturing space is located at the same location of Deep Down at 15473 East Freeway, Channelview, Texas 77530. ElectroWave’s facilities are also included in the lease with JUMA, LLC.

Mako Technologies, LLC leases its property and buildings from Sutton Industries.  Mako is located at 125 Mako Lane, Morgan City, LA 70380. The lease is for 5 years beginning on June 1, 2006. There is a 5 year option at the expiration of the initial lease. At this location, Mako has its administrative offices and buildings that serves as the support location for the Mako rental equipment.

Employees

We have 94 employees as of March 31, 2008.  Our employees are not covered by collective bargaining agreements, and we consider our employee relations to be good.  Our operations depend in part on our ability to attract a skilled labor force.  While we believe that our wage rates are competitive and that our relationship with our skilled labor force is good, a significant increase in the wages paid by competing employers could result in a reduction of our skilled labor force, increases in the wage rates that we pay or both.

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Governmental Regulations

Many of our business activities are subject to federal, state, local and foreign laws and regulations and similar agencies of foreign governments.  The technical requirements of these laws and regulations are becoming increasingly expensive, complex and stringent.  These regulations are administered by various federal, state and local health and safety and environmental agencies and authorities, including the Occupational Safety and Health Administration of the U.S. Department of Labor and the U.S. Environmental Protection Agency.  From time to time, we are also subject to a wide range of reporting requirements, certifications and compliance as prescribed by various federal and state governmental agencies.  Expenditures relating to such regulations are made in the normal course of our business and are neither material nor place us at any competitive disadvantage. We do not currently expect compliance with such laws will require us to make material expenditures.

We are also affected by tax policies, price controls and other laws and regulations relating to the oil and gas industry generally, including those specifically directed to offshore operations.  Adoption of laws and regulations that curtail exploration and development drilling for oil and gas could adversely affect our operations by limiting demand for our services or products.

Legal Proceedings

We are from time to time involved in legal proceedings arising from the normal course of business. As of the date of this report, we are not currently involved in any legal proceedings.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. In addition to the other information in this confidential private placement memorandum and the information incorporated by reference herein, you should carefully consider the risks described below before purchasing our common stock. If any of the following risks occur, our business could be materially harmed, and our financial condition and results of operations could be materially and adversely affected. As a result, the price of our common stock could decline; and you could lose all or part of your investment.

Risks Related to Our Business

We derive most of our revenues from companies in the offshore oil and gas industry, a historically cyclical industry with levels of activity that are significantly affected by the levels and volatility of oil and gas prices.

We derive most of our revenues from customers in the offshore oil and gas exploration, development and production industry.  The offshore oil and gas industry is a historically cyclical industry characterized by significant changes in the levels of exploration and development activities. Oil and gas prices, and market expectations of potential changes in those prices, significantly affect the levels of those activities.  Worldwide political, economic and military events have contributed to oil and gas price volatility and are likely to continue to do so in the future. Any prolonged reduction in the overall level of offshore oil and gas exploration and development activities, whether resulting from changes in oil and gas prices or otherwise, could materially and adversely affect our financial condition and results of operations in our segments within our offshore oil and gas business. Some factors that have affected and are likely to continue affecting oil and gas prices and the level of demand for our services and products include the following:

•	worldwide demand for oil and gas;

•	the ability of the Organization of Petroleum Exporting Countries, or OPEC, to set and maintain production levels and pricing;

•	the level of production by non-OPEC countries;

•	domestic and foreign tax policy;

•	laws and governmental regulations that restrict exploration and development of oil and gas in various offshore jurisdictions;

•	advances in exploration and development technology;

•	the political environment of oil-producing regions;

•	the price and availability of alternative fuels; and

•	overall economic conditions.

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Our business involves numerous operating hazards that may not be covered by insurance. The occurrence of an event not fully covered by insurance could have a material adverse effect on our financial conditions and results of operations.

Our products are used in potentially hazardous drilling, completion and production applications that can cause personal injury, product liability and environmental claims. A catastrophic occurrence at a location where our equipment and/or services are used may expose us to substantial liability for personal injury, wrongful death, product liability or commercial claims. To the extent available, we maintain insurance coverage that we believe is customary in the industry. Such insurance does not, however, provide coverage for all liabilities, and we cannot assure you that our insurance coverage will be adequate to cover claims that may arise or that we will be able to maintain adequate insurance at rates we consider reasonable. The occurrence of an event not fully covered by insurance could have a material adverse effect on our financial condition and results of operations.

We may lose money on fixed-price contracts.

A portion of our business consists of designing, manufacturing, selling and installing equipment for major projects pursuant to competitive bids, and is performed on a fixed-price basis. Under these contracts, we are typically responsible for all cost overruns, other than the amount of any cost overruns resulting from requested changes in order specifications. Our actual costs and any gross profit realized on these fixed-price contracts will often vary from the estimated amounts on which these contracts were originally based.  This may occur for various reasons, including:

           •     errors in estimates or bidding;

           •     changes in availability and cost of labor and materials; and

           •     variations in productivity from our original estimates.

These variations and the risks inherent in our projects may result in reduced profitability or losses on projects. Depending on the size of a project, variations from estimated contract performance could have a significant impact on our operating results.

Our business could be adversely affected if we do not develop new products.

Technology is an important component of our business and growth strategy, and our success as a company depends to a significant extent on the development and implementation of new product designs and improvements. Whether we can continue to develop systems and services and related technologies to meet evolving industry requirements and, if so, at prices acceptable to our customers will be significant factors in determining our ability to compete in the industry in which we operate. Many of our competitors are large multinational companies that may have significantly greater financial resources than we have, and they may be able to devote greater resources to research and development of new systems, services and technologies than we are able to do.

Loss of our key management or other personnel could adversely impact our business.

We depend on the services of our executive management team, including Ronald E. Smith; Robert E. Chamberlain, Jr. and Eugene L. Butler. The loss of any of these officers could have a material adverse effect on our operations and financial condition. In addition, competition for skilled machinists, fabricators and technical personnel among companies that rely heavily on engineering and technology is intense, and the loss of qualified employees or an inability to attract, retain and motivate additional highly skilled employees required for the operation and expansion of our business could hinder our ability to conduct research activities successfully and develop and produce marketable products and services. While we believe that our wage rates are competitive and that our relationship with our skilled labor force is good, a significant increase in the wages paid by competing employers could result in a reduction of our skilled labor force, increases in the wage rates paid by us, or both. If either of these events were to occur, in the near-term, the profits realized by us from work in progress would be reduced and, in the long-term, our production capacity and profitability could be diminished, and our growth potential could be impaired.

We may not be successful in integrating business that we acquire.

The successful integration of acquired businesses is important to our future financial performance.  We may not achieve the anticipated benefits from any acquisition unless the operations of the acquired business are successfully combined with ours in a timely manner. The integration of our acquisitions will require substantial attention from our management.  The diversion of the attention of our management, and any difficulties encountered in the transition process, could have a material adverse effect on our operations and financial results.  The difficulties of integration may be increased by the necessity of coordinating geographically separated organizations, integrating personnel with disparate business backgrounds and combining different corporate cultures.  There can be no assurance that there will not be substantial costs associated with such activities or that there will not be other material adverse effects of these integration efforts. In addition, the process of integrating the various businesses could also cause the interruption of, or a loss of momentum in, the activities of some or all of these businesses, which could have a material adverse effect on our operations and financial results. There can be no assurance that we will realize any of the anticipated benefits from our acquisitions.  The acquisition of oil service companies that are not profitable, or the acquisition of new facilities that result in significant integration costs and inefficiencies, could also adversely affect our profitability.

Our current and anticipated future growth has placed, and will continue to place, significant demands on our management, operational and financial resources.  Our ability to manage our growth effectively will require us to continue to improve our operational, financial and management information systems and to continue to attract, train, motivate, manage and retain key employees.  We may not be able to manage our expanded operations effectively.

We may not be successful in implementing our strategy or in responding to ongoing changes in the oil service industry which may require adjustments to our strategy.  If we are unable to implement our strategy successfully or do not respond timely and adequately to ongoing changes in the healthcare industry, our business, financial condition and results of operations will be materially adversely affected.

If we undertake international operations, it will involve additional risks not associated with our domestic operations.

If we become involved in international operations, the risks associated with the operations in foreign areas will include risks of:

•	war and civil disturbances or other risks that may limit or disrupt markets;

•	expropriation, confiscation or nationalization of assets;

•	renegotiation or nullification of existing contracts;

•	foreign exchange restrictions;

•	foreign currency fluctuations;

•	foreign taxation;

•	the inability to repatriate earnings or capital;

•	changing political conditions;

•	changing foreign and domestic monetary policies; and

•	regional economic downturns.

Additionally, in some jurisdictions we are subject to foreign governmental regulations favoring or requiring the awarding of contracts to local contractors or requiring foreign contractors to employ citizens of, or purchase supplies from, a particular jurisdiction.  These regulations may adversely affect our ability to compete.

Our exposure to the risks we described above will vary from country to country.  By way of example, in recent periods, there has been political instability and civil unrest in Indonesia and West Africa and general economic downturns in Asia and Brazil.

Our offshore oilfield operations involve a variety of operating hazards and risks that could cause losses.

Our operations are subject to the hazards inherent in the offshore oilfield business.  These include blowouts, explosions, fires, collisions, capsizing and severe weather conditions.  These hazards could result in personal injury and loss of life, severe damage to or destruction of property and equipment, pollution or environmental damage and suspension of operations. We may incur substantial liabilities or losses as a result of these hazards.  While we maintain insurance protection against some of these risks, and seek to obtain indemnity agreements from our customers requiring the customers to hold us harmless from some of these risks, our insurance and contractual indemnity protection may not be sufficient or effective to protect us under all circumstances or against all risks.  The occurrence of a significant event not fully insured or indemnified against or the failure of a customer to meet its indemnification obligations to us could materially and adversely affect our results of operations and financial condition.

Laws and government regulations may add to our costs or adversely affect our operations.

Our business is affected by changes in public policy and by federal, state, local and foreign laws and regulations relating to the energy industry.  Oil and gas exploration and production operations are affected by tax, environmental and other laws relating to the petroleum industry, by changes in those laws and changes in related administrative regulations. It is also possible that these laws and regulations may in the future add significantly to our operating costs or those of our customers or otherwise directly or indirectly affect our operations.

Environmental laws and regulations can increase our costs, and our failure to comply with those laws and regulations can expose us to significant liabilities.

Risks of substantial costs and liabilities related to environmental compliance issues are inherent in our operations. Our operations are subject to extensive federal, state, local and foreign laws and regulations relating to the generation, storage, handling, emission, transportation and discharge of materials into the environment.  Permits are required for the operation of various facilities, and those permits are subject to revocation, modification and renewal. Governmental authorities have the power to enforce compliance with their regulations, and violations are subject to fines, injunctions or both. In some cases, those governmental requirements can impose liability for the entire cost of cleanup on any responsible party without regard to negligence or fault and impose liability on us for the conduct of or conditions others have caused, or for our acts that complied with all applicable requirements when we performed them.  It is possible that other developments, such as stricter environmental laws and regulations, and claims for damages to property or persons resulting from our operations, would result in substantial costs and liabilities.  Our insurance policies and the contractual indemnity protection we seek to obtain from our customers may not be sufficient or effective to protect us under all circumstances or against all risks involving compliance with environmental laws and regulations.

Provisions in our corporate documents and Nevada law could delay or prevent a change in control of our Company, even if that change would be beneficial to our shareholders.

The existence of some provisions in our corporate documents and Nevada law could delay or prevent a change in control of our company, even if that change would be beneficial to our shareholders.  Our certificate of incorporation and bylaws contain, or the board of directors and shareholders have approved, provisions that may make acquiring control of our company difficult, including:

•	provisions relating to the classification, nomination and removal of our directors;

•	provisions regulating the ability of our shareholders to bring matters for action at annual meetings of our shareholders;

•	provisions requiring the approval of the holders of at least 80% of our voting stock for a broad range of business combination transactions with related persons; and

•	the authorization given to our board of directors to issue and set the terms of preferred stock.

We may be unable to successfully compete with other manufacturers of drilling and production equipment.

Several of our primary competitors are diversified multinational companies with substantially larger operating staffs and greater capital resources than ours and which have been engaged in the manufacturing business for a much longer time than us. If these competitors substantially increase the resources they devote to developing and marketing competitive products and services, we may not be able to compete effectively. Similarly, consolidation among our competitors could enhance their product and service offerings and financial resources, further intensifying competition.

The loss of a significant customer could have an adverse impact on our financial results.

Our principal customers are major integrated oil and gas companies, large independent oil and gas companies and foreign national oil and gas companies. Offshore drilling contractors and engineering and construction companies also represent a portion of our customer base. During the last 12 months, our top 5 customers represented approximately 50% of total revenues, with our largest customer accounting for more than 16% of our total revenues. While we are not dependent on any one customer or group of customers, the loss of one or more of our significant customers could, at least on a short-term basis, have an adverse effect on our results of operations.

Our customers’ industries are undergoing continuing consolidation that may impact our results of operations.

The oil and gas industry is rapidly consolidating and, as a result, some of our largest customers have consolidated and are using their size and purchasing power to seek economies of scale and pricing concessions. This consolidation may result in reduced capital spending by some of our customers or the acquisition of one or more of our primary customers, which may lead to decreased demand for our products and services. We cannot assure you that we will be able to maintain our level of sales to a customer that has consolidated or replace that revenue with increased business activity with other customers. As a result, the acquisition of one or more of our primary customers may have a significant negative impact on our results of operations or our financial condition. We are unable to predict what effect consolidations in the industry may have on price, capital spending by our customers, our selling strategies, our competitive position, our ability to retain customers or our ability to negotiate favorable agreements with our customers.

Increases in the cost of raw materials and energy used in our manufacturing processes could negatively impact our profitability.

During 2004 and 2005, commodity prices for items such as nickel, molybdenum and heavy metal scrap that are used to make the steel alloys required for our products increased significantly, resulting in an increase in our raw material costs. Similarly, energy costs to produce our products have increased significantly. If we are not successful in raising our prices on products, our margins will be negatively impacted.

Future capital needs.

Our growth and continued operations could be impaired by limitations on our access to the capital markets. There can be no assurance that capital from outside sources will be available, or if such financing is available, it may involve issuing securities senior to the Common Stock or equity financings which are dilutive to holders of the Common Stock.

We depend on third party suppliers for timely deliveries of raw materials, and our results of operations could be adversely affected if we are unable to obtain adequate supplies in a timely manner.

Our manufacturing operations depend upon obtaining adequate supplies of raw materials from third parties. The ability of these third parties to deliver raw materials may be affected by events beyond our control. Any interruption in the supply of raw materials needed to manufacture our products could adversely affect our business, results of operations and reputation with our customers.

If we are not able to adequately protect our intellectual property, we may not be able to compete effectively.

Our success depends, to a significant degree, upon the protection of our proprietary technologies. While we currently own one U.S. patent and no foreign counterparts relating to our products and techniques and have applied for five U.S. patents and no foreign counterparts related to our products and techniques, we will need to pursue additional protections for our intellectual property as we develop new products or techniques and enhance existing products or techniques. We may not be able to obtain appropriate protections for our intellectual property in a timely manner, or at all. Our inability to obtain appropriate protections for our intellectual property may allow competitors to enter our markets and produce or sell the same or similar products.

If we are forced to resort to legal proceedings to enforce our intellectual property rights, the proceedings could be burdensome and expensive. In addition, our proprietary rights could be at risk if we are unsuccessful in, or cannot afford to pursue, those proceedings.

We also rely on trade secrets and contract law to protect some of our proprietary technology. Nevertheless, our unpatented trade secrets and know-how may not be effectively protected.

Moreover, others may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets and know-how.

The following is a list of the important patents and patent applications that protect our products, the expiration dates for the patents that have been granted and the expiration dates for additional patents that we have applied for, assuming the patents are granted.

Existing U.S. patents:

Patent Number	Title	Filing Date	Expiration Date

6,869,254	RISER TENSIONER SENSOR ASSEMBLY	10/22/2003	10/22/2023

Pending U.S. patent applications:

Application Number	Title	Filing Date	Expiration Date Assuming Issuance

10/889,192	SYSTEM AND METHOD FOR TERMINATION OF AN UNDERSEA UMBILICAL	7/12/2004	7/12/2024

10/889,413	METHOD AND APPARATUS FOR INSTALLING AND UNDERSEA UMBILICAL	7/12/2004	7/12/2024

61/033,505	MODULAR SUBSEA POWER PLANT	3/4/2008	3/4/2028

10/841,593	COMPLIANCE SPLICE	5/7/2004	5/7/2024

10/925,878	ALARM MESSAGING SYSTEM FOR DELIVERING MESSAGES TO A HIERARCHY OF PRIORITIZED IP ADDRESSES	8/25/2004	8/25/2024

In 1995, the U.S. Patent and Trademark Office adopted changes to the U.S. patent law that made the term of issued patents 20 years from the date of filing rather than 17 years from the date of issuance, subject to specified transition periods. Beginning in June 1995, the patent term became 20 years from the earliest effective filing date of the underlying patent application. These changes may reduce the effective term of protection for patents that are pending for more than three years. In addition, as of January 1996, all inventors who work outside of the United States are able to establish a date of invention on the same basis as those working in the United States. This change could adversely affect our ability to prevail in a priority of invention dispute with a third party located or doing work outside of the United States. While we cannot predict the effect that these changes will have on our business, they could have a material adverse effect on our ability to protect our proprietary information. Furthermore, the possibility of extensive delays in the patent issuance process could effectively reduce the term during which a marketed product is protected by patents.

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We may need to obtain licenses to patents or other proprietary rights from third parties. We may not be able to obtain the licenses required under any patents or proprietary rights, or they may not be available on acceptable terms. If we do not obtain required licenses, we may encounter delays in product development or find that the development, manufacture or sale of products requiring licenses could be foreclosed. We may, from time to time, support and collaborate in research conducted by universities and governmental research organizations. We may not be able to acquire exclusive rights to the inventions or technical information derived from these collaborations, and disputes may arise over rights in derivative or related research programs conducted by us or our collaborators.

If we infringe on the rights of third parties, we may not be able to sell our products, and we may have to defend against litigation and pay damages.

If a competitor were to assert that our products infringe on its patent or other intellectual property rights, we could incur substantial litigation costs and be forced to pay substantial damages. Third-party infringement claims, regardless of their outcome, would not only consume significant financial resources, but would also divert our management’s time and attention. Such claims could also cause our customers or potential customers to purchase competitors’ products or defer or limit their purchase or use of our affected products until resolution of the claim. If any of our products are found to violate third-party intellectual property rights, we may have to re-engineer one or more of our products, or we may have to obtain licenses from third parties to continue offering our products without substantial re-engineering. Our efforts to re-engineer or obtain licenses could require significant expenditures and may not be successful.

Limitation on remedies, indemnification

The Company’s Bylaws provide that the officers and directors will only be liable to the Company for acts or omissions that constitute actual fraud, gross negligence or willful and wanton misconduct. Thus, the Company may be prevented from recovering damages for certain alleged errors or omissions by the officers and directors for liabilities incurred in connection with their good faith acts for the Company. Such an indemnification payment might deplete the Company’s assets. Stockholders who have questions regarding the fiduciary obligations of the officers and directors of the Company should consult with independent legal counsel. It is the position of the Securities and Exchange Commission that exculpation from and indemnification for liabilities arising under the 1933 Act and the rules and regulations hereunder is against public policy and therefore unenforceable.

Risks Related to this Offering

Shares of our common stock purchased in this offering are subject to restrictions which may limit your ability to transfer such shares and liquidate your investment.

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

In connection with your purchase of shares of common stock in this offering, you will be required to represent and warrant that you:

•	are acquiring common stock for investment and not with a view to distribution or resale;

•
understand that you must bear the economic risk of an investment in our common stock for an indefinite period of time because the common stock has not been registered with the SEC or any state or other governmental agency, and

•	understand and agree that the common stock may not be transferred or sold unless the common stock is registered or an exemption from such registration is available.

You will be prohibited from transferring shares of our common stock purchased in this offering if such transfer would violate the Securities Act or any other applicable federal or state securities laws, rules or regulations.  You may be prohibited from transferring the shares of our common stock purchased in the offering in the event that a registration statement to be filed by us under the Purchase Agreements is not declared effective by the SEC.  In addition, you may be prevented from transferring such shares pursuant to such registration statement if there is a delay in achieving the effectiveness of the registration statement, if the SEC imposes a stop order with respect to the registration statement, or we invoke our right to delay or suspend the effectiveness of the registration statement.

The offering price of shares of our common stock should not be regarded as an indication of any future market price of our common stock, which could decline.

The offering price of shares of our common stock offered hereby has been determined by us and the placement agent based on a number of factors, such as an assessment of our management, our present operations and our earnings prospects, the present state of our development, the general condition of the securities markets at the time of the offering and the price of our common stock on the OTC Bulletin Board at the time of the offering.  The price of the shares of our common stock offered hereby should not be regarded as an indication of any future market price for shares of our common stock.

Risks Related to the Securities Market and Ownership of our Common Stock

We cannot assure you that our stock price will not decline.

The market price of our common stock could be subject to significant fluctuations. Among the factors that could affect our stock price are:

•	quarterly variations in our operating results;

•	changes in revenue or earnings estimates or publication of research reports by analysts;

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

•	failure to meet analysts’ revenue or earnings estimates;

•	speculation in the press or investment community;

•	strategic actions by us or our competitors, such as acquisitions or restructurings;

•	actions by institutional stockholders;

•	general market conditions; and

•	domestic and international economic factors unrelated to our performance.

The stock markets in general, and the markets for energy stocks in particular, have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock. In particular, we cannot assure you that you will be able to resell your shares at any particular price, or at all.

We are controlled by our principal stockholders, and our other stockholders are unable to affect the outcome of stockholder voting.

Officers and directors, as a group, own approximately 60.7% of our outstanding common stock. As long as they continue to own, directly or indirectly, a majority of our outstanding common stock, they will be able to exert significant control over us. Our other stockholders, by themselves, will not be able to affect the outcome of any stockholder vote. As a result, the principal stockholders will be able to control all matters affecting us, including:

•	the composition of our board of directors and, through it, any determination with respect to our business direction and policies, including the appointment and removal of officers;

•	any determinations with respect to mergers or other business combinations;

•	our acquisition or disposition of assets;

•	our financing decisions and our capital raising activities;

•	the payment of dividends on our common stock;

•	amendments to our restated certificate of incorporation or bylaws; and

•	determinations with respect to our tax returns.

In addition, such ownership may have the effect of delaying or preventing a change of control. The principal stockholders are generally not prohibited from selling a controlling interest in us to a third party.

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Shares eligible for sale in the future could negatively affect our stock price.

The market price of our common stock could decline as a result of sales of a large number of shares of our common stock or the perception that these sales could occur.  This might also make it more difficult for us to raise funds through the issuance of securities.  As of May 16, 2008, we had outstanding 115,846,019 shares of common stock, of which 87,148,306 shares are freely tradable or covered by a current registration statement. The remaining 28,697,713 shares of common stock outstanding are “restricted securities” as defined in Rule 144 and are held by our “affiliates” (as that term is defined in Rule 144 under the Securities Act). These restricted securities may be sold in the future pursuant to registration statements filed with the SEC or without registration under the Securities Act to the extent permitted by Rule 144 or other exemptions under the Securities Act.

As of May 16, 2008, there were an aggregate of 8,125,000 shares of common stock issuable upon exercise of outstanding stock options and an aggregate of 5,399,397 shares of stock issuable upon exercise of outstanding warrants. We may register additional shares in the future in connection with acquisitions, compensation or otherwise.  We have not entered into any agreements or understanding regarding any future acquisitions and cannot ensure that we will be able to identify or complete any acquisition in the future.

We may issue preferred stock whose terms could adversely affect the voting power or value of our common stock.

Our certificate of incorporation authorizes us to issue, without the approval of our shareholders, one or more classes or series of preferred stock having such preferences, powers and relative, participating, optional and other rights, including preferences over our common stock respecting dividends and distributions, as our board of directors may determine.  The terms of one or more classes or series of preferred stock could adversely impact the voting power or value of our common stock. For example, we might grant holders of preferred stock the right to elect some number of our directors in all events or on the happening of specified events or the right to veto specified transactions. Similarly, the repurchase or redemption rights or liquidation preferences we might assign to holders of preferred stock could affect the residual value of the common stock.

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

USE OF PROCEEDS

The maximum gross proceeds to us from the sale of the Common Stock offered hereby are estimated to be $40,000,000.  We intend to sell shares of common stock at a price to be determined prior to the completion of the offering.  The closing sale price of our common stock on May 16, 2008 as quoted on the OTC Bulletin Board was $1.04.

We anticipate that the net proceeds from this offering (after deduction of the placement agent’s fees and estimated expenses payable by us in connection with this offering) will be used to fund the acquisition of Flotation Technologies, Inc.; to retire certain outstanding indebtedness; and for working capital and other general business purposes.

We believe that the net proceeds of this offering, together with our current cash, cash equivalents, short-term investments and expected cash flow from operations will be sufficient to finance our expected operations through the end of 2008.  We cannot assure you that these sources of funds will be sufficient or that we will not revise our operational plans in a way that requires more capital.

MANAGEMENT

The following table sets forth the names, ages and positions of all of our directors and executive officers.

Name	Age	Position Held With The Company
Robert E. Chamberlain, Jr.	48	Chairman of the Board, Chief Acquisitions Officer, and Director
Ronald E. Smith*	49	Chief Executive Officer and Director
Eugene L. Butler	66	Chief Financial Officer and Director
Mary L. Budrunas*	56	Vice-President, Director, and Corporate Secretary
Michael D. Teal	51	Corporate Controller
* Ronald E. Smith and Mary L. Budrunas are married to each other.

Robert E. Chamberlain, Jr., Chairman of the Board, Chief Acquisitions Officer, and Director.

Mr. Chamberlain has served as Chairman and Director of the Company since December 2006. Mr. Chamberlain has a B.S. in Chemical Engineering and a B.S. in Biomedical Engineering from Northwestern University's Technological Institute and an MBA from Northwestern University's Kellogg Graduate School of Management. Mr. Chamberlain served as Vice President with Solomon Brothers Inc. (1986 to 1992), where his responsibilities included mergers, acquisitions, leveraged buyouts, merchant banking, divestitures, corporate finance, capital raises, restructurings and new product development in both the private and public markets. From 1992 through 1995, Mr. Chamberlain served as Vice President for Laidlaw Securities and Dickinson & Co. where he was responsible for generating public and private equity transactions. Since 1995, Mr. Chamberlain has assisted small emerging growth companies in gaining access to the capital markets and developing well articulated strategic objectives through consulting companies he controlled. Most recently, Mr. Chamberlain served as Chairman, CEO, CFO and Director of a publicly traded energy company involved in the development of oil and gas opportunities, primarily in the Barnett Shale of Texas.

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

Ronald E. Smith, President, Chief Executive Officer and Director. Mr. Smith co-founded Deep Down in 1997 and has served as President and Director of the Company since December 2006. Mr. Smith graduated from Texas A&M University with a Bachelor of Science degree in Ocean Engineering in 1981. Mr. Smith worked both onshore and offshore in management positions for Ocean Drilling and Exploration Company (ODECO), Oceaneering Multiflex, Mustang Engineering and Kvaerner before founding Deep Down. Mr. Smith’s interests include all types of offshore technology, nautical innovations, state of the art communications, diving technology, hydromechanics, naval architecture, dynamics of offshore structures, diving technology and marketing of new or innovative concepts. Mr. Smith is directly responsible for the invention or development of many innovative solutions for the offshore industry, including the first steel tube flying lead installation system.

Eugene L. Butler, Chief Financial Officer. Mr. Butler has served as Chief Financial officer with Deep Down, Inc. since June 2007. Prior, he has served in various capacities as a director, president, chief executive officer, chief financial officer and chief operating officer for Weatherford International, Inc., a multi-billion dollar multinational service and equipment corporation serving the worldwide energy market, from 1974 to 1991. He was elected to Weatherford’s board of directors in May of 1978, elected president and chief operating officer in 1979, and president and chief executive officer in 1984. He successfully developed and implemented a turnaround strategy eliminating debt and returning the company to profitability during a severe energy recession. Mr. Butler also expanded operations into international markets allowing Weatherford to become a major worldwide force with its offshore petroleum products and services. Mr. Butler graduated from Texas A&M University in 1963, and served as an officer in the U.S. Navy until 1969 when he joined Arthur Andersen & Co.  Mr. Butler is distinguished by numerous medals and decorations, including the Bronze Star with combat “V” and the Presidential Unit Citation for his service with the river patrol force in Vietnam.

Mary L. Budrunas, Vice-President and Director. Ms. Budrunas, co-founder of Deep Down, Inc. along with current chief executive officer Ron Smith, has served as Vice-President and director of the Company since December 2006.  Ms. Budranus is responsible for the Company’s administrative functions including human resources and accounting.  Ms. Budrunas has more than 30-years of logistical management experience in manufacturing, fabrication, and industrial sourcing in the oil and gas industry. Prior to Ms. Budrunas co-founding Deep Down in 1997, she managed the purchasing efforts of many projects over a 10-year period for Mustang Engineering, and previously directed procurement for a large petroleum drilling and production facility project in Ulsan, Korea .

Michael D. Teal, Corporate Controller. Mr. Teal has served as corporate controller since January 2008. Mr. Teal has significant experience in mergers and acquisitions, business development, business valuations, investment analysis, strategic planning, debt financing, equity issues, bank lines, and financial planning. His background has primarily been in the energy industry encompassing refining, natural gas, power generation, oil and gas exploration, marine services, and risk management. Since 1984, Mr. Teal has held various corporate-level positions in accounting, treasury, and corporate finance functions with major energy companies, most notably Valero Energy Corporation, The Coastal Corporation, and El Paso Corporation. He also was a consultant providing consultation services to major Houston and Dallas corporations and was recently a Senior Consultant with Sirius Solutions. Mr. Teal graduated from the University of Texas at San Antonio in 1981 with a Bachelor of Business Administration degree in financial accounting. He earned his Master of Business Administration degree from Our Lady of the Lake University in San Antonio, Texas in 1984. In 1988, he became a Texas-licensed Certified Public Accountant.

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the SEC and in other public communications made by the Company; strive to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and directors as the Company is not required to do so.

There were no material changes to the procedures by which shareholders may recommend nominees to the Company’s board of directors.

 In lieu of an Audit Committee, the Company’s Board of Directors is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The Board of Directors reviews the Company's internal accounting controls, practices and policies. Our Board of Directors has determined that no director qualifies as an audit committee financial expert as defined in Item 407(d) (5) (ii) of Regulation S-B.

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

PRICE RANGE OF COMMON STOCK

Our common stock is traded on the OTC Bulletin Board and prices are quoted under the symbol “DPDW.”  The following table sets forth the highest and lowest sale prices for our common stock during the periods indicated, as quoted on the OTC Bulletin Board:

Quarterly Period (or portion thereof)
		High		Low
Fiscal 2008:
2nd Quarter (thru May 16, 2008) 1st Quarter	$ $	1.09 1.24	$ $	0.71 0.35
Fiscal 2007:
4th Quarter 3rd Quarter 2nd Quarter 1st Quarter	$ $ $ $	2.35 0.94 0.78 0.42	$ $ $ $	0.76 0.51 0.27 0.16
Fiscal 2006:
4th Quarter		$0.85		$0.13

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

Exhibit A

Purchase Agreement

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

DEEP DOWN, INC.

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (this “Agreement”) is made as of the ___ day of May, 2008, by and between Deep Down, Inc. (the “Company”), a corporation organized under the laws of the State of Nevada, with its principal offices at 15472 East Freeway, Channelview, Texas 77530, and each purchaser whose name and address is set forth on the signature pages hereof (individually, a “Purchaser” and collectively, the “Purchasers”).

RECITALS

A. The Company desires to issue and sell shares of the Company’s Common Stock (as defined in Section 2) in a private placement (the “Offering”).

B. Prior to the Offering, the Company has entered into the Acquisition Agreement (as defined in Section 1) with Flotation (as defined in Section 1).

C. In furtherance of the Offering, the Company has prepared and delivered to each Purchaser (i) a confidential private placement memorandum dated as of May ___, 2008 (such confidential private placement memorandum, as amended or supplemented, including all documents incorporated by reference therein, including any SEC Filings (as defined in Section 4.15) and any other documents incorporated by reference pursuant to Section 4.15 herein (collectively, the “Private Placement Memorandum”) and (ii) a Company Disclosure Letter (as defined in Section 1).

D. Each Purchaser desires, upon the terms and conditions set forth in this Agreement, including without limitation the consummation of the Acquisition (as defined in Section 1), to purchase shares of the Company’s Common Stock in the Offering.

E. The Company and each Purchaser is executing and delivering this Agreement in reliance upon the exemption from securities regulation afforded by Section 4(2) of the Securities Act (as defined in Section 3.2) or Rule 506 under Regulation D.

IN CONSIDERATION of the premises and mutual covenants contained in this Agreement and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Company and each Purchaser agrees as follows:

SECTION 1. Certain Defined Terms.  As used in this Agreement, the following capitalized terms shall have the following meanings ascribed to them:

“Acquisition” shall mean the acquisition by the Company of Flotation substantially in accordance with the terms set forth in the Acquisition Agreement.

“Acquisition Agreement” shall mean the Stock Purchase Agreement by and among the Company and Flotation and certain Selling Stockholders identified therein, dated as of April 17, 2008, as filed by the Company with the SEC on a Current Report on Form 8-K on April 22, 2008.

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

“Company Disclosure Letter” means the disclosure letter, substantially in the form annexed hereto as Exhibit 1, delivered to each Purchaser prior to the execution of this Agreement, which letter is incorporated in this Agreement by reference.  The disclosure schedule delivered by Flotation to the Company pursuant to the Acquisition Agreement shall be attached to, and is hereby incorporated by reference into, the Company Disclosure Letter.

“Flotation” means Flotation Technologies, Inc. a Maine corporation.

“Flotation Financial Statements” has the meaning set forth in Section 4.15.

“Knowledge” whenever the term “to their knowledge,” “to our knowledge,” or any similar phrase implying a limitation on the basis of knowledge, the qualification is intended to mean the actual present knowledge or belief of the officers and directors of the Company who have given substantive attention to the transactions described in this Agreement, and does not include any matter not within their present recollection, any knowledge of any other employee, officer, director or affiliate now or previously within the Company or any constructive or imputed notice of any matter or any item of information.

“Placement Agent” shall mean Dahlman Rose & Co., LLC.

“Subsidiary” shall mean, immediately prior to the Closing, any entity by which at least fifty (50%) percent of the outstanding equity is owned, directly or indirectly, by the Company (or which are otherwise directly or indirectly controlled by the Company).  Notwithstanding anything to the contrary, for the avoidance of doubt, for all purposes set forth in this Agreement except as specifically excluded, the definition of Subsidiary shall include Flotation.

SECTION 2. Sale and Purchase of Shares.

(a) Authorization of Sale of the Shares. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of up to __________ shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), of the Company at a purchase price of $____ per Share. The Company reserves the right to increase or decrease the aggregate number of Shares of Common Stock sold in this private placement prior to the Closing Date (as defined in Section 3.1).

(b) Agreement to Sell and Purchase the Shares. At the Closing (as defined in Section 3.1), the Company shall sell to each Purchaser and each Purchaser shall buy from the Company, upon the terms and conditions hereinafter set forth, the number of Shares set forth on such Purchaser’s signature page hereto.  Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of its Agreement and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

SECTION 3. Delivery of the Shares at the Closing.

3.1 Location of the Closing. The completion of the purchase and sale of the Shares (the “Closing”) shall occur at the offices of Hahn & Hessen LLP, 488 Madison Avenue, New York, New York 10022 as soon as practicable and as agreed by the parties hereto within one (1) business day following the execution of this Agreement, or on such later date or at such different location as the parties shall agree in writing, but not prior to the date that the conditions for Closing set forth below have been satisfied or waived by the appropriate party (the “Closing Date”). The Closing shall occur at a time to be agreed upon by the Company and the Placement Agent. The Company shall notify each Purchaser of the time of the Closing by facsimile transmission or otherwise.

3.2 Actions to be Taken Prior to, and at, the Closing. Upon execution of this Agreement, the Company shall authorize its transfer agent (the “Transfer Agent”) to arrange delivery to each Purchaser of one or more stock certificates registered in the name of each Purchaser, or in such nominee name(s) as designated by a Purchaser in writing in the Questionnaire (defined below), representing the number of Shares set forth on such Purchaser’s signature page hereto and bearing an appropriate legend referring to the fact that the Shares were sold in reliance upon the exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) provided by Section 4(2) thereof or Rule 506 thereunder.  At the Closing, the Transfer Agent shall deliver to the Placement Agent a certificate of the Transfer Agent, in form and substance reasonably acceptable to the Placement Agent, certifying that it is duly authorized to issue the Shares.  The name(s) in which the stock certificates are to be registered are set forth in the Stock Certificate Questionnaire attached hereto as part of Appendix I (the “Questionnaire”).

3.3 Conditions Precedent to Closing. (a) The Company’s obligation to complete the purchase and sale of the Shares and deliver such stock certificate(s) to a Purchaser at the Closing shall be subject to the following conditions, any one or more of which may be waived in writing by the Company:  (i) receipt by the Company of same-day funds in the full amount of the purchase price for the Shares being purchased hereunder by such Purchaser; (ii) that the representations and warranties made by such Purchaser herein are accurate as of the Closing Date; (iii) that such Purchaser has fulfilled undertakings and covenants set forth herein required to be fulfilled prior to the Closing; (iv) such Purchaser shall have executed and delivered to the Company the Questionnaire and the Registration Statement Questionnaire attached hereto as part of Appendix I (the “Registration Statement Questionnaire”), pursuant to which such Purchaser shall provide information necessary to confirm such Purchaser’s status as an “accredited investor” as defined in Rule 501 promulgated under the Securities Act; (v) no proceeding challenging this Agreement or the transactions contemplated hereby or thereby or seeking to prohibit, alter, prevent or materially delay the Closing shall have been instituted or shall be pending before any court, arbitrator or governmental body, agency or official; (vi) the sale of Shares to such Purchaser shall not be prohibited by any law or governmental order or regulation; (vii) such Purchaser has received a copy of the Private Placement Memorandum and the Company Disclosure Letter; and (viii) the Acquisition and all of the transactions contemplated by the Acquisition Agreement shall have been consummated pursuant to the terms thereof.

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

(b) Each Purchaser’s obligation to accept delivery of such stock certificate(s) and to pay for the Shares evidenced thereby shall be subject to the conditions:  (i) that the representations and warranties made by the Company herein are accurate as of the Closing Date;

(ii) that the Company has fulfilled all undertakings and covenants set forth herein required to be fulfilled prior to the Closing; (iii) that the Acquisition shall have been completed; (iv) that the Common Stock shall be quoted by at least three market-makers on the OTC Bulletin Board within five (5) days of the Closing Date; (v) the absence of any Material Adverse Change (as defined in Section 4.22) affecting the Company since December 31, 2007; (vi) no proceeding challenging this Agreement or the transactions contemplated hereby or thereby or seeking to prohibit, alter, prevent or materially delay the Closing shall have been instituted or shall be pending before any court, arbitrator or governmental body, agency or official; and (vii) the sale of Shares to such Purchaser shall not be prohibited by any law or governmental order or regulation.

SECTION 4. Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, each Purchaser as follows:

4.1 Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and the Company is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not reasonably be expected to have a Material Adverse Effect (as defined in Section 4.22).  Set forth on Schedule 4.1 to the Company Disclosure Letter is a complete and correct list of all Subsidiaries of the Company other than Flotation. Each Subsidiary other than Flotation and, to the Company’s knowledge, Flotation is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not have a Material Adverse Effect, either individually or in the aggregate.

4.2 Authorized Capital Stock. As of May 16, 2008, (i) the authorized capital stock of the Company consisted of 490,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock, par value $.001 per share, of which 115,846,019 shares of Common Stock and no shares of Preferred Stock were issued and outstanding; (ii) there were outstanding options granted pursuant to the Company’s stock option plans to purchase a total of 8,125,000 shares of Common Stock; and (iii) there were available for issuance under the Company’s stock option and purchase plans a total of 9,252,000 shares of Common Stock.  The issued and outstanding shares of the Company’s Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and conform in all material respects to the description thereof contained in the Private Placement Memorandum.  Except (I) for stock options and other awards granted under the option, award and purchase plans of the Company described in the Private Placement Memorandum, and (II) as otherwise disclosed in or contemplated by the Private Placement Memorandum and the Company Disclosure Letter, the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, in each case whether contingent or not, vested or unvested, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations.

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

The description of the Company’s stock, stock bonus and other stock plans or arrangements and the options or other rights granted and exercised thereunder, set forth or incorporated by reference in the Private Placement Memorandum accurately and fairly presents in all material respects all information pertaining to such plans, arrangements, options and rights.  With respect to each Subsidiary other than Flotation and, to the Company’s knowledge, with respect to Flotation, (i) all the issued and outstanding shares of the Subsidiary’s capital stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with applicable federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and (ii) there are no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of the Subsidiary’s capital stock or any such options, rights, convertible securities or obligations.  Except as disclosed on Schedule 4.2 to the Company Disclosure Letter, the Company owns one hundred (100%) percent of the outstanding equity of each Subsidiary other than Flotation.

4.3 Issuance, Sale and Delivery of the Shares. The Shares have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.  No preemptive rights or other rights to subscribe for or purchase exist with respect to the issuance and sale of the Shares by the Company pursuant to this Agreement.  The issue and sale of the Shares will not obligate the Company, any Subsidiary other than Flotation or, to the Company’s knowledge, Flotation, to issue shares of Common Stock or other securities to any person (other than a Purchaser who is not, and has not been, a beneficial owner, directly or indirectly of the Company’s Common Stock or other securities at any time in the past six months prior to the date hereof ) and will not result in a right of any holder of securities of the Company to adjust the exercise, conversion or exchange or reset price under such securities.  Except as set forth in the Private Placement Memorandum or in any document incorporated by reference therein, no stockholder of the Company has any right (which has not been waived or expired by reason of lapse of time following notification of the Company’s intent to file the registration statement to be filed by it pursuant to Section 7.1 (the “Registration Statement”)) to require the Company to register under the Securities Act the sale of any shares owned by such stockholder in the Registration Statement .  No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Shares to be sold by the Company as contemplated herein.

4.4 Due Execution, Delivery and Performance of this Agreement. The Company has all requisite corporate power and authority to enter into this Agreement and perform the transactions contemplated hereby.  This Agreement has been duly authorized, executed and delivered by the Company. The execution, delivery and performance of this Agreement by the Company and, as applicable, the Subsidiaries other than Flotation and, to the Company’s knowledge, Flotation, and the consummation of the transactions herein contemplated

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

(i) will not violate any provision of the organizational documents of the Company and, as applicable, the Subsidiaries other than Flotation and, to the Company’s knowledge, Flotation, (ii) will not result in the creation of any lien, charge, security interest or encumbrance upon any assets of the Company, of any of its Subsidiaries other than Flotation or to the Company’s knowledge Flotation, pursuant to the terms or provisions of, and (iii) will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under, any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties may be bound or affected or, to the Company’s knowledge, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or any of its Subsidiaries or any of their respective properties, where such conflict, creation, breach, violation or default in any of the foregoing clauses (i), (ii) or (iii) is reasonably likely to result in a Material Adverse Effect.  No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for compliance with the Blue Sky laws and federal securities laws applicable to the offering of the Shares.  Upon the execution and delivery of this Agreement by the Company, and assuming the valid execution hereof by each Purchaser, this Agreement will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Company in Section 7.3 hereof may be legally unenforceable.

4.5 Accountants. The firm of Malone & Bailey, PC, which has expressed its opinion with respect to the consolidated financial statements included in the Company’s 2007 10-KSB (as defined in Section 4.15(a), portions of which are incorporated by reference in the Private Placement Memorandum), has represented that it is an independent accountant as required by the Securities Act and the rules and regulations promulgated thereunder (the “Rules and Regulations”).

4.6 Contracts. All material agreements to which the Company or any Subsidiary other than Flotation is a party and which are required to have been filed by the Company pursuant to the Securities Act have been filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable. All material agreements to which Flotation is a party are listed on Schedule 4.6 of the Company Disclosure Letter. The contracts that are material to the Company and its Subsidiaries (including without limitation Flotation) are valid and legally binding and in full force and effect on the date hereof; and neither the Company, any of its Subsidiaries nor, to the Company’s knowledge, Flotation or any other party thereto, is in breach of or default under any of such contracts, which breach or default would have a Material Adverse Effect.  The Company has not assigned, mortgaged, pledged, encumbered or otherwise hypothecated any of its right, title or interest in such contracts. The Company has not received any written notice regarding the termination of any such agreements.

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

4.7 No Actions. Except as disclosed in the Private Placement Memorandum, (1) there are no legal or governmental actions, suits, proceedings, pending and (2) to the Company’s knowledge, there are no legal or governmental actions, suits, or proceedings threatened, to which the Company or any of its Subsidiaries is or may be a party or subject or of which property of the Company or any of its Subsidiaries is or may be the subject, or related to applicable environmental or discrimination matters, or instituted or overseen by the Commission, the Financial Institutions Regulatory Authority, any state securities commission or other governmental or regulatory entity, which actions, suits or proceedings, individually or in the aggregate, would prevent or might reasonably be expected to prevent or materially and adversely affect the transactions contemplated by this Agreement or result in a Material Adverse Effect; and, to the Company’s knowledge, no labor disturbance by the employees of the Company or of any of its Subsidiaries exists or is imminent, which is reasonably expected to have a Material Adverse Effect. Except as disclosed in the Private Placement Memorandum, neither the Company, any of its Subsidiaries other than Flotation, nor to the Company’s knowledge Flotation, is party to or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body administrative agency or other governmental body.

4.8 Properties. Each of the Company, its Subsidiaries other than Flotation and to the Company’s knowledge Flotation, has good and marketable title to all the properties and assets reflected as owned by it in the consolidated financial statements incorporated by reference in the Private Placement Memorandum, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except (i) those, if any, reflected in such consolidated financial statements, or (ii) those which are not material in amount and do not materially adversely affect the use made of such property by the Company or any of its Subsidiaries.  Each of the Company, its Subsidiaries other than Flotation and to the Company’s knowledge Flotation, holds its leased properties under valid and binding leases, subject to such exceptions as are not materially significant in relation to its business.  Neither the Company, any of its Subsidiaries other than Flotation, nor to the Company’s knowledge Flotation, has entered into any covenant not to compete or contract limiting such entity’s ability to exploit fully any of such entity’s material proprietary assets or to transact business in any material market or geographical area or with any Person (as defined in Section 4.34).

4.9 No Material Change. Except as specifically contemplated by this Agreement or the Acquisition Agreement and related agreements and the transactions contemplated thereby or as described in or specifically contemplated by the Private Placement Memorandum, since December 31, 2007, neither the Company,  any of its Subsidiaries other than Flotation nor to the Company’s knowledge Flotation (i) has incurred any material liabilities or obligations, indirect, or contingent, or entered into any material oral or written agreement or other transaction not in the ordinary course of business or which could reasonably be expected to have a Material Adverse Effect; (ii) has sustained any material loss or damage to its physical properties or assets from fire, flood, windstorm, accident or other calamity not covered by insurance; (iii) has paid or declared any dividends or other distributions with respect to its capital stock, and neither the Company, any of its Subsidiaries other than Flotation nor to the Company’s knowledge Flotation, has defaulted in the payment of principal or interest on any outstanding debt obligations. Except as specifically contemplated by this Agreement or the Acquisition Agreement and related agreements and the transactions contemplated thereby or as described in or specifically contemplated by the Private Placement Memorandum, since December 31, 2007, there has not been (i) any change in the capital stock of the Company of any of its Subsidiaries other than Flotation or to the Company’s knowledge Flotation, other than the sale of the shares or options issued pursuant to employee equity incentive plans or purchase plans approved by the Company’s Board of Directors and repurchases of shares or options pursuant to repurchase plans already approved by the Company’s Board of Directors, or (ii) any increase in indebtedness material to the Company, any of its Subsidiaries other than Flotation or to the Company’s knowledge Flotation.

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

4.10 Intellectual Property. Except as disclosed in the Private Placement Memorandum or to the Purchasers:  (i) the Company, directly or through a subsidiary, owns or has obtained valid and enforceable licenses for the inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, trademark applications, copyrights, copyright applications, maskworks, maskwork applications, trade secrets, fictitious business names, service marks, service mark applications, know how, customer lists, franchise systems, computer software, computer program, designs, blueprints, engineering drawings, proprietary products, source code, technology, proprietary rights or other intellectual property rights or intangible assets and all licenses and other rights required to use or exploit any of the foregoing, currently used in the conduct of the Company’s business (collectively, the “Intellectual Property”); and (ii) (a) there are no third parties who have any ownership rights to any Intellectual Property that is owned by, or has been licensed to, the Company for the products described in the Private Placement Memorandum that would preclude or otherwise materially adversely prevent the Company from conducting its business as currently conducted and have a Material Adverse Effect, except for the ownership rights of the owners of the Intellectual Property licensed or optioned by the Company; (b) to the Company’s actual knowledge, there are currently no sales of any products that would constitute an infringement by third parties of any Intellectual Property owned, licensed or optioned by the Company, which infringement would have a Material Adverse Effect; (c) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the rights of the Company in or to any Intellectual Property owned, licensed or optioned by the Company, other than claims which would not reasonably be expected to have a Material Adverse Effect; (d) there is no pending or, to the Company’s actual knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property owned, licensed or optioned by the Company, other than any such actions, suits, proceedings and claims that would not reasonably be expected to have a Material Adverse Effect; and (e) there is no pending or, to the Company’s actual knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary right of others, other than non-material actions, suits, proceedings and claims.

4.11 Permits; Regulatory Compliance.

(a) Each of Company, its Subsidiaries other than Flotation and to the Company’s knowledge Flotation, possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as such businesses are described in the SEC Filings (as defined in Section 4.15) and the Private Placement Memorandum, except where the failure to possess such permits would not reasonably be expected to result in a Material Adverse Effect, and neither the Company, any Subsidiary other than Flotation, nor to the Company’s knowledge Flotation, has received any notice of proceedings relating to the revocation or modification of any material permit.

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

(b) The Company and its Subsidiaries, the operation of their respective businesses and any real property that the Company or any of its Subsidiaries owns, leases or otherwise occupies or uses (the “Premises”) are to the Company’s knowledge with respect to the Company and each Subsidiary in material compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting its business and orders or directives of any governmental authorities having jurisdiction.  Neither the Company, any of its Subsidiaries other than Flotation nor to the Company’s knowledge Flotation, has been advised, or has reason to believe, that it is not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting its business; in each case, except where failure to be in compliance would not have a Material Adverse Effect.

4.12 Taxes. Except as set forth in the Private Placement Memorandum, the Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and neither the Company, any of its Subsidiaries nor to the Company’s knowledge Flotation, has actual knowledge of a tax deficiency which has been or might be asserted or threatened against it which is reasonably likely to have a Material Adverse Effect.

4.13 Investment Company. The Company is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940, as amended.

4.14 Offering Materials. Except for the SEC Filings (as defined in Section 4.15), the Company has not distributed and will not distribute prior to the Closing Date to any Purchaser any offering material or material non-public information in connection with the offering and sale of the Shares other than the Private Placement Memorandum or any amendment or supplement thereto.  Neither the Company nor any Person acting on its behalf has in the past or will hereafter take any action to sell, offer for sale or solicit offers to buy any securities of the Company which would subject the offer, issuance or sale of the Shares contemplated by this Agreement to the registration requirements of Section 5 of the Securities Act.

4.15 Additional Information. (a) To the extent incorporated by reference in the Private Placement Memorandum, the information contained in the following documents, did not, as of the date of the applicable document, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, as of their respective filing dates or, if amended, as so amended (the following documents, collectively, the “SEC Filings”):

1.
The Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007, as filed with the Commission on April 1, 2008 and as amended by our filing with the Commission on May 1, 2008 (the “2007 10-KSB”);

2.	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 filed with the Commission on May 16, 2008;

3.	The Company’s Current Reports on Form 8-K, filed with the Commission on April 21, 2008 and May 1, 2008; and

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

4.	Any future filings the Company makes with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, until the Closing.

In addition, as of the date of this Agreement, the Private Placement Memorandum and the Company Disclosure Letter, which in each case to the Company’s knowledge the Placement Agent has furnished to each Purchaser, when read together with the information, qualifications and exceptions contained in this Agreement, does not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

In furtherance and not in limitation of the provisions of Section 4.15(a), the consolidated financial statements of the Company and the related notes contained in or incorporated by reference into the SEC Filings (such audited and unaudited statements, including the related notes and schedules thereto, are referred to herein as the “Company Financial Statements”), are complete and correct and present fairly in all material respects, in accordance with generally accepted accounting principles, the consolidated financial position of the Company and its Subsidiaries (other than Flotation) as of the dates indicated, and the results of their operations, cash flows, and the changes in stockholders’ equity for the periods therein specified, subject, in the case of unaudited financial statements for interim periods, to normal year-end audit adjustments and the absence of full footnote disclosure as required by generally accepted accounting principles.  The Company Financial Statements have been prepared in all material respects in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods therein specified without modification of the accounting principles used in the preparation thereof throughout the periods presented, subject, in the case of unaudited financial statements for interim periods, to normal year-end adjustments, and except as otherwise described therein and except that unaudited financial statements may not contain all footnotes required by generally accepted accounting principles.  The unaudited portion of the Company Financial Statements have been prepared by the management of the Company and are consistent with the Company’s books and records. There has been no Material Adverse Change affecting the Company or its Subsidiaries since December 31, 2007, other than as set forth in the Company Financial Statements.

(b) The Unaudited Company Pro Forma Financial Results in the form attached to the Private Placement Memorandum accurately reflect the accounting effects of the Acquisition as of the dates presented.

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

(c) (i) With respect to Flotation, to the Company’s knowledge (i) the reviewed balance sheet of Flotation as at December 31, 2006 and the related reviewed statements of income, stockholders’ equity and cash flows of Flotation for the year then ended, (ii) the audited balance sheet of Flotation as at December 31, 2007 and the related audited statements of income, stockholders’ equity and of cash flows of Flotation for the year then ended, and (iii) the unaudited balance sheet of Flotation as at February 29, 2008 and the related statement of income of Flotation for the two month period then ended (such audited and unaudited statements, including the related notes and schedules thereto, are referred to herein as the “Flotation Financial Statements”) is complete and correct and present fairly in all material respects, in accordance with generally accepted accounting principles, the consolidated financial position of Flotation as of the dates indicated, and the results of its operations, cash flows, and the changes in stockholders’ equity for the periods therein specified, subject, in the case of unaudited financial statements for interim periods, to normal year-end audit adjustments and the absence of full footnote disclosure as required by generally accepted accounting principles.  To the Company’s knowledge, the Flotation Financial Statements have been prepared in all material respects in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods therein specified without modification of the accounting principles used in the preparation thereof throughout the periods presented, subject, in the case of unaudited financial statements for interim periods, to normal year-end adjustments, and except as otherwise described therein and except that unaudited financial statements may not contain all footnotes required by generally accepted accounting principles.  To the Company’s knowledge, the unaudited portion of the Flotation Financial Statements have been prepared by the management of Flotation and are consistent with Flotation’s books and records.

(ii) The Company agrees to complete an audit of the Flotation Financial Statements in form and substance meeting the requirements of the Commission for use of Form S-3 as provided in Section 7 within forty-five (45) calendar days following the Closing Date.

4.16 Form D. No later than fifteen (15) days after the Closing, the Company shall file a Form D with respect to the Shares as required under Regulation D and shall provide a copy thereof to the Placement Agent and any Purchaser who requests a copy after filing.

4.17 Legal Opinion. Prior to the Closing, Sonfield & Sonfield, counsel to the Company, will deliver its legal opinion to the Placement Agent substantially in the form attached as Exhibit 2 to this Agreement.  Such opinion shall also state that each Purchaser may rely thereon as though it were addressed directly to such Purchaser.

4.18 Certificate. At the Closing, the Company will deliver to each Purchaser a certificate executed by the chief executive officer, or the chief financial or accounting officer of the Company, dated the Closing Date, in form and substance reasonably satisfactory to each Purchaser, to the effect that the representations and warranties of the Company set forth in this Section 4 are true and correct as of the Closing Date, and the Company has complied in all material respects with all the agreements and satisfied all the conditions herein on its part to be performed or satisfied on or prior to such Closing Date.

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

4.19 Reporting Company; Form S-3. The Company is subject to the reporting requirements of the Exchange Act and has filed all reports required thereby since December 14, 2006. The Company satisfies the registrant requirements for the use of a registration statement on Form S-3 to register the Shares for resale by each Purchaser under the Securities Act as provided in Section 7. To the Company’s knowledge, there exist no facts or circumstances (including without limitation any required approvals or waivers or any circumstances that may delay or prevent the obtaining of accountant’s consents) that reasonably could be expected to prohibit or delay the preparation and filing of the registration statement on Form S-3 for the resale of the Shares by each Purchaser contemplated by Section 7 of this Agreement.

4.20 Environmental Laws. The Company and its Subsidiaries, to their knowledge, (i) are in compliance with any and all Environmental Laws (as hereinafter defined),

(ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permit, license or approval, (iv) do not own or operate any real property contaminated with any substance that is in violation of Environmental Laws, and (v) are not liable for any off-site disposal or contamination pursuant to any Environmental Laws, where, in each of the foregoing clauses (i), (ii), (iii), (iv) and (v) the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.  There is no civil, criminal or administrative action, suit, investigation, inquiry or proceeding pending or, to the knowledge of the Company, threatened by or before any court or governmental authority against the Company, any of its Subsidiaries other than Flotation, or to the Company’s knowledge Flotation, relating to or arising from the Company’s or any Subsidiary’s noncompliance with any Environmental Laws, and the Company has not received written notice of any alleged violations of Environmental Laws.  The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

4.21 Use of Purchaser Name. Except as may be required by applicable law, the Company shall not use, directly or indirectly, any Purchaser’s name or the name of any of its affiliates in any advertisement, announcement, press release or other similar communication unless it has received the prior written consent of such Purchaser for the specific use contemplated or as otherwise required by applicable law or regulation.

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

4.22 Material Adverse Effect; Material Adverse Change. As used in this Section 4, the term “Material Adverse Effect” shall mean a material adverse effect on the business, condition (financial or otherwise), results of operation, properties, operations  or prospects of the Company and its Subsidiaries taken as a whole; and “Material Adverse Change” shall mean a material adverse change in the business, condition (financial or otherwise), results of operation, properties, operations or prospects of the Company and its Subsidiaries taken as a whole; provided, however, that “Material Adverse Change” and “Material Adverse Effect” shall not include any such changes that result from the announcement or pendency of this Agreement, the Acquisition Agreement, the Acquisition or the other transactions contemplated by the Acquisition Agreement.

4.23 No Defaults. Except as disclosed in the Private Placement Memorandum, neither the Company, any of its Subsidiaries other than Flotation nor to the Company’s knowledge Flotation, is in violation or default of any provision of its certificate of incorporation or bylaws (or equivalent documents under relevant jurisdictions of organization), or in breach of or default with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties are bound and where such breach or default is reasonably likely to result in a Material Adverse Effect.

4.24 Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Shares to be sold to each Purchaser hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

4.25 Use of Proceeds. The Company will use the proceeds from the sale of the Shares as described under “Use of Proceeds” in the Private Placement Memorandum.

4.26 Price of Common Stock. The Company has not and to its knowledge, no one acting on its behalf has, directly or indirectly, (i) taken any action intended to stabilize or manipulate the price of the Company’s shares of the Common Stock to facilitate the sale or resale of the Shares, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of any of the Common Stock or the Shares, other than the Placement Agent’s placement of the Shares, or (iii) paid or agreed to pay any Person any compensation for soliciting another to purchase any other securities of the Company.  The Company has not repurchased any of its shares of Common Stock since December 31, 2007.

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

4.27 Disclosure. Except as included in the Private Placement Memorandum, neither the Company nor, to the Company’s knowledge, any Person acting on behalf of the Company, has provided any Purchaser with any information that the Company believes constitutes material, non-public information.  On or before 9:00 a.m., New York City Time, on the first business day after the date hereof, the Company shall (i) issue a press release in form reasonably acceptable to counsel for the Placement Agent describing the transactions contemplated by this Agreement and (ii) file a Current Report on Form 8-K describing the material terms of the transactions contemplated by this Agreement, and disclosing such portions of the Private Placement Memorandum as contain material nonpublic information with respect to the Company that has not previously been publicly disclosed by the Company, and attaching as an exhibit to such Form 8-K a form of this Agreement (including such exhibit, the “8-K Filing”). Except for information that may be provided to each Purchaser pursuant to Section 5(i) of this Agreement, the Company shall not, and shall use commercially reasonable efforts to cause each of its officers, directors, employees and agents not to, provide any Purchasers with any material nonpublic information regarding the Company from and after the filing of the 8-K Filing without the express written consent of such Purchaser.  The Company understands and confirms that each Purchaser will rely on the representations and covenants set forth in this Section 4.27 in effecting transactions in securities of the Company.

4.28 Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

4.29 Insurance. The Company, its Subsidiaries other than Flotation and to the Company’s knowledge Flotation, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which the Company and the Subsidiaries are engaged, excluding directors and officers’ insurance. Neither the Company, any Subsidiary other than Flotation, nor to the Company’s knowledge Flotation, has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

4.30 Transactions with Affiliates and Employees. Except as set forth in the SEC Filings and the Private Placement Memorandum, none of the officers or directors of the Company, or any of their respective affiliates, and, to the knowledge of the Company, none of the employees of the Company or stockholders of the Company holding more than 10% of the outstanding shares of any class of the Company’s equity securities, or any of their respective affiliates (collectively with the officers, directors and any of their respective Affiliates, the “Company Affiliates”), is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any Company Affiliate, or to the knowledge of the Company, any entity in which any officer, director, any such employee or any of their respective affiliates, has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $60,000 other than (i) for payment of salary or consulting fees for services rendered on an arms-length basis, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company.  None of the Company Affiliates has any direct or indirect ownership interest in any entity with which the Company is affiliated or with which the Company has a business relationship, or any entity that competes with the Company, except that Company Affiliates and members of their immediate families may own stock (but not in excess of 5% of the outstanding shares of any class of equity security) in publicly traded companies that may compete with the Company.  To the Company’s knowledge, no Company Affiliate or member of his or her immediate family is, directly or indirectly, interested in any contract to which the Company is a party.

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

4.31 Sarbanes-Oxley; Internal Accounting Controls. The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 that are applicable to it as of the Closing Date, other than as disclosed in its 2007 10-KSB.  The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures and internal controls and procedures as of the date prior to the filing date of the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures and internal controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K promulgated under the Exchange Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls.

4.32 No Integrated Offering. Assuming the accuracy and completeness of each Purchaser’s representations and warranties set forth in Section 5 below, neither the Company, nor to the Company’s knowledge, any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Shares to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions, including without limitation, under the rules and regulations of any national securities exchange or automated quotation system on which any of the securities of the Company are listed or designated.  Except for privately negotiated sales set forth on Schedule

4.32 to the Company Disclosure Letter, the Company has not, directly or indirectly, made any offers or sales of the Shares or securities of the same or a similar class as the Shares during the six month period ending on the date hereof, and has no intention of making an offer or sale of the Shares or securities of the same or a similar class as the Shares after completion of the transactions contemplated by this Agreement, except for the offering of the Shares through the Placement Agent and for offers and sales, the result of which would not cause the offer and sale of the Shares contemplated hereunder to fail to be entitled to the exemption from registration afforded by Section 4(2) of the Securities Act.

4.33 Solvency. Neither the Company, any of its Subsidiaries other than Flotation nor to the Company’s knowledge Flotation, has taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact that would reasonably lead a creditor to do so.  Neither the Company, any of its Subsidiaries other than Flotation nor to the Company’s knowledge Flotation, has knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. The Company, its Subsidiaries other than Flotation and to the Company’s knowledge Flotation, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). For purposes of this Section 4.33, “Insolvent” means, with respect to any Person (as defined in Section 4.34), (i) the present fair saleable value of such Person’s assets is less than the amount required to pay such Person’s total Indebtedness (as defined in Section 4.34), (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

4.34 Indebtedness. Neither the Company, any of its Subsidiaries other than Flotation nor to the Company’s knowledge Flotation (i) has any outstanding Indebtedness (as defined below), except as disclosed on the Company’s 2007 10-KSB, (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect.  The Private Placement Memorandum provides a detailed description of the material terms of any such outstanding Indebtedness. For purposes of this Agreement:  (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) “capital leases” in accordance with generally accepted accounting principles (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses

(A) through (G) above; (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

4.35 No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Shares by any form of general solicitation or general advertising. The Company has offered the Shares for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act and “qualified institutional buyers” as defined in Rule 144A(a) under the Securities Act.

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

4.36 Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other Person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contributions made by the Company (or made by any Person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

4.37 Acknowledgment Regarding Purchasers’ Purchase of Shares. The Company acknowledges and agrees that each Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby.  The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transaction contemplated hereby and any advice given by any Purchaser or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Purchaser’s purchase of the Shares.  The Company further represents to each Purchaser that the Company’s decision to enter this Agreement has been based solely on the independent evaluation of the transaction contemplated hereby the Company and its representatives.

4.38 Removal of Restrictive Legend. (a) Stock certificates evidencing Shares shall not contain any legend (including the legend set forth in Section 5(f) below) (i) while a Registration Statement covering the resale of such Shares is effective under the Securities Act, (ii) following any sale of such Securities pursuant to Rule 144, (iii) if such Shares are eligible for sale under Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold and the adequate current public information requirement of Rule 144(c)(1) no longer applies to the sale of Shares, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Commission’s staff) and such lack of requirement is confirmed by a legal opinion reasonably satisfactory to the Company.

(b) The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after the date any Registration Statement relating to the resale of the Shares has been declared effective by the Commission if required by the Company’s transfer agent to effect the removal of the legend hereunder.  The Company agrees that following the relevant effective date or at such time as such legend is no longer required under this Section 4.38, it will, no later than 3 Trading Days following the delivery by a Purchaser to the Company’s transfer agent of a certificate representing the Shares issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such Shares that is free from all restrictive or other legends.  The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section 4.38 or Section 5(f) below. Certificates for Shares subject to legend removal under this Section 4.38 shall be transmitted by the transfer agent of the Company to each Purchaser by crediting the account of such Purchaser’s prime broker with the Depositary Trust Company System.  For purposes of this Section 4.38, “Trading Day” shall mean a day on which the New York Stock Exchange or NASDAQ is open for trading of equity securities of any issuer listed on such national securities exchange.

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(c) In addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial damages and not as penalty, for each $1,000 of Shares (based on the closing price of the Common Stock on the date such Shares are submitted to the Company’s transfer agent) subject to Section 4.38(b), $10 per Trading Day (increasing to $20 per Trading Day, five Trading Days after such damages have begun to accrue) for each Trading Day after the 10th Trading Day after the Legend Removal Date until such certificate is delivered.  Nothing herein shall limit a Purchaser’s right to pursue actual damages for the Company’s failure to deliver certificates representing any Shares as required by this Agreement, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity, including without limitation a decree of specific performance and/or injunctive relief.

4.39 Lock-ups. For a period of ninety (90) days from the Closing, , the Company will not, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by the Company at any time in the future of) any shares of Common Stock, or securities convertible into or exchangeable for Common Stock, or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock (other than option grants to employees pursuant to existing plans in the ordinary course of business), or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case without the prior written consent of the Placement Agent; and to cause each officer and director of the Company and each beneficial owner of more than 5% of the Company’s Common Stock (each, a “Lock-Up Party”) to furnish to the Placement Agent, prior to the Closing, a letter or letters, in form and substance satisfactory to counsel for the Placement Agent, pursuant to which each such person shall agree not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by such person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case for a period of ninety (90) days from the date of the Closing, without the prior written consent of the Placement Agent; provided that if the Registration Statement is not declared effective within ninety (90) days of the Closing, then the Company and each Lock-Up Party will be subject to the restrictions set forth above for an additional period of thirty (30) days from the date the Registration Statement is declared effective; and provided further each of the following Lock-Up Parties, Messrs. Chamberlain, Smith and Butler, may pledge up to 2,325,000, 1,075,000 and 350,000 shares, respectively, to secure personal indebtedness.  Nothing contained in this Section 4.39 shall prevent the Company from issuing (i) securities required to be issued pursuant to contractual obligations of the Company in effect as of the date of this Agreement and disclosed to the Placement Agent or its counsel prior to the Closing; (ii) securities issued on a pro rata basis to all holders of a class of outstanding equity securities of the Company; and (iii) equity securities issued pursuant to employee benefit or purchase plans in effect as of the date of this Agreement, provided in each case, that such issuances are registered under the Securities Act or made pursuant to an exemption under the Securities Act  and will not cause the offer and sale of the Shares contemplated by this Agreement to fail to be entitled to the exemptions from registration afforded by Section 4(2) of the Act.

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4.40 Issuance of Certain Securities. For a period expiring on the third anniversary of the Closing Date, without the prior written consent of Purchasers owning a majority of the Shares, the Company shall not issue for cash (a) any convertible securities or similar securities that contain a provision that provides for any change or determination of the applicable conversion price, conversion rate, or exercise price (or a similar provision which might have a similar effect) based on any determination of the market price or other value of the Company’s securities or any other market based or contingent standard, such as so-called “toxic” or “death spiral” convertible securities; provided, however, that this prohibition shall not include convertible securities or similar securities the conversion or exercise price or conversion rate of which is (i) fixed on the date of issuance, (ii) subject to adjustment as a result of or in connection with a bona fide business combination or similar transaction or (iii) subject to adjustment based upon the issuance by the Company of additional securities, including without limitation, standard anti-dilution adjustment provisions which are not based on calculations of market price or other variable valuations; and provided, further, that in no event shall this provision be deemed to prohibit the transactions contemplated in this Agreement, or (b) any preferred stock, debt instruments or similar securities or investment instruments providing for (i) preferences or other payments substantially in excess of the original investment by purchasers thereof or (ii) dividends, interest or similar payments other  than dividends, interest or similar payments computed on an annual basis and not in excess, directly or indirectly, of the lesser of a rate equal to (A) twice the interest rate on 10 year US Treasury Notes and (B) 20%.

SECTION 5. Representations, Warranties and Covenants of each Purchaser. (a) Each Purchaser represents and warrants to, and covenants with, the Company that:  (i) such Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company and comparable entities, and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Shares, including the Private Placement Memorandum and the Company Disclosure Letter; (ii) such Purchaser is acquiring the number of Shares set forth on such Purchaser’s signature page hereto in the ordinary course of its business and for its own account for investment only and with no present intention or view toward the public sale or distribution thereof, and no arrangement or understanding exists with any other Persons regarding the public sale or distribution of such Shares (this representation and warranty not limiting such Purchaser’s right to sell such Shares pursuant to the Registration Statement or in compliance with an exemption from registration under the Securities Act or, other than with respect to any claims arising out of a breach of this representation and warranty, such Purchaser’s right to indemnification under Section 7.3); (iii) such Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, executed any short sales in the securities of the Company (including without limitation any short sales involving the Company’s securities) since May 1, 2008, which according to information provided by the Company, the earliest time that any Purchaser was first contacted regarding an investment in the Shares; (iv) such Purchaser will not, directly or indirectly, except (as to each of (A), (B) and (C) of this clause) in compliance with and only to the extent required to comply with the Securities Act, the Rules and Regulations and such other securities or Blue Sky laws as may be reasonably determined to be applicable after due inquiry,

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(A) offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares, (B) engage in any short sale which results in a disposition of any of the Shares by such Purchaser, or (C) hedge the economic risk of such Purchaser’s investment in the Shares; (v) such Purchaser has completed or caused to be completed the Registration Statement Questionnaire, for use in the preparation of the Registration Statement and for ascertaining whether Purchaser is an accredited investor, and the answers thereto are true and correct in all material respects as of the date hereof and will be true and correct in all material respects as of the effective date of the Registration Statement, and such Purchaser will notify the Company as promptly as possible of any material change in any such information provided in the Registration Statement Questionnaire; (vi) such Purchaser has completed or caused to be completed the Questionnaire and the answers thereto are true and correct in all material respects as of the date hereof and will be true and correct in all material respects as of the Closing, and such Purchaser will notify the Company as promptly as possible of any material change in any such information provided in the Questionnaire prior to effectiveness of the Registration Statement; (vii) such Purchaser has been furnished with and has had access to such information as is in the Private Placement Memorandum and Company Disclosure Letter together with the opportunity to obtain such additional information as it may request to verify the accuracy of the information supplied; (viii) such Purchaser has, in connection with its decision to purchase the number of Shares set forth on such Purchaser’s signature page hereto, relied solely upon the Private Placement Memorandum, the Company Disclosure Letter, and in each case, the documents included therein or incorporated by reference and the representations and warranties of the Company contained herein; (ix) such Purchaser is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act; and (x) such Purchaser agrees to notify the Company as promptly as possible of any change in any of the foregoing information until such time as such Purchaser has sold all of its Shares or the Company is no longer required to keep the Registration Statement effective.

(b) Each Purchaser understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of Securities Act, the Rules and Regulations and state securities laws, and that the Company is relying upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Shares. The Company has made no agreement whatsoever to repurchase the Shares or, except as expressly provided in this Agreement, to register the resale of any portion of such Shares under the Securities Act or under any state securities law.

(c) Each Purchaser agrees to use the information contained in the Private Placement Memorandum for the sole purpose of evaluating a possible investment in the Shares and such Purchaser hereby acknowledges that it is prohibited from reproducing or distributing the Private Placement Memorandum, this Purchase Agreement, or any other offering materials or other information provided by the Company in connection with such Purchaser’s consideration of its investment in the Company, in whole or in part, or divulging or discussing any of their contents except to its advisors and representatives for the purpose of evaluating such investment.  Each Purchaser shall maintain in confidence the receipt and content of any notice of a Suspension (as defined in Section 5(i) below).  The foregoing agreements shall not apply to any information that is or becomes publicly available through no fault of such Purchaser, or that such Purchaser is legally required to disclose; provided, however, that if such Purchaser is requested or ordered to disclose any such information pursuant to any court or other government order or any other applicable legal procedure, it shall provide the Company with prompt notice of any such request or order in time sufficient to enable the Company to seek an appropriate protective order.

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(d) Each Purchaser understands that its investment in the Shares involves a significant degree of risk and that the market price of the Common Stock has been and continues to be volatile and that no representation is being made as to the future value of the Common Stock. Other than as set forth by the Company in the SEC Filings and the Private Placement Memorandum, neither the Company nor the Placement Agent has made any representations about the value or performance of the Company or the Shares.  Each Purchaser has read and understands the risk factors set forth in the Private Placement Memorandum.  Each Purchaser has the knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and has the ability to bear the economic risks of an investment in the Shares.  Each Purchaser has been afforded the opportunity to ask questions of the Company regarding such matters and acknowledges that neither such inquiries nor any other due diligence investigation conducted by such Purchaser or any of its advisors or representatives modifies, amends or affects such Purchaser’s right to rely on the Company’s representations and warranties contained in Section 4 above.

(e) Each Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.

(f) Each Purchaser understands that, until such time as the Registration Statement has been declared effective or the Shares may be sold by non-affiliates of the Company pursuant to Rule 144 promulgated under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold and the adequate current public information requirement of Rule 144(c)(1) promulgated under the Securities Act no longer applies to the sale of such shares without registration, and subject to Section 4.38(a)(iv), the Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for the Shares):

“THE ISSUANCE AND THE SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION.  THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 PROMULGATED UNDER THE SECURITIES ACT.”

(g) Each Purchaser agrees that the removal of the restrictive legend from certificates representing the Shares as set forth in Section 4.38 is predicated upon the Company’s reliance that such Purchaser will sell any Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

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(h) Each Purchaser’s principal executive offices are in the jurisdiction set forth immediately below such Purchaser’s name on the signature pages hereto.

(i) Each Purchaser hereby covenants with the Company not to make any sale of the Shares under the Registration Statement without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied, and such Purchaser acknowledges and agrees that such Shares are not transferable on the books of the Company pursuant to a sale of Shares under a Registration Statement unless the certificate submitted to the Transfer Agent evidencing the Shares is accompanied by a separate Purchaser’s Certificate of Subsequent Sale

(j) in the form of Appendix II hereto, (ii) executed by an officer of, or other authorized Person designated by, such Purchaser, and (iii) to the effect that (A) the Shares have been sold in accordance with the Registration Statement, the Securities Act and any applicable state securities or Blue Sky laws and (B) if applicable, the requirement of delivering a current prospectus has been satisfied. Each Purchaser acknowledges that there may occasionally be times when the Company must suspend the use of the prospectus forming a part of the Registration Statement (a “Suspension”) until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the Commission, or such time as such prospectus has been supplemented, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act.  Each Purchaser hereby covenants that it will not sell any Shares pursuant to said prospectus during the period commencing at the time at which it receives written notice of the Suspension of the use of said prospectus (without providing any other material information other than at the written request of such Purchaser) and ending at the time the Company gives such Purchaser written notice that such Purchaser may thereafter effect sales pursuant to said prospectus.  Each Purchaser shall not be prohibited from selling Shares under the Registration Statement as a result of Suspensions on more than two (2) occasions of not more than thirty (30) days each in any 12-month period, unless, in the good faith judgment of the Company’s Board of Directors following the written advice of counsel, the sale of Shares under the Registration Statement in reliance on this paragraph would be reasonably likely to cause a violation of the Securities Act or the Exchange Act; provided that the Company shall remain liable for liquidated damages pursuant to Section 7.7 hereof with respect to any Suspensions exceeding the aforementioned two permitted 30-day Suspensions in any 12-month period.

(k) Each Purchaser further represents and warrants to, and covenants with, the Company that (i) such Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement; (ii) upon the execution and delivery of this Agreement, this Agreement shall constitute a legal, valid and binding obligation of such Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of such Purchaser in Section 7.3 hereof may be legally unenforceable; (iii) the execution, delivery and performance of this Agreement by such Purchaser and the consummation by such Purchaser of the transactions contemplated hereby will not (A) conflict with or result in a violation of any provision of such Purchaser’s certificate of incorporation or other organizational documents, or

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(B) violate or conflict with, or result in a breach of any provision of, or constitute a default under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or other instrument to which such Purchaser is a party, or (C) result in a violation of any law, rule, regulation, order, judgment or decree applicable to such Purchaser, except in each case for any such violation that would not have a material adverse effect on the ability of such Purchaser to consummate the transactions contemplated by the Agreement; (iv) such Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms hereof, except for such consents, authorizations, orders, filings or registrations that have already been obtained; (v) such Purchaser has no present intent to consummate a “change of control” of the Company, as such term is understood in Rule 13d of the Exchange Act; (vi) such Purchaser is not a party to any litigation against the Company; (vii) such Purchaser understands that nothing in this Agreement or any other materials presented to such Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice, and (viii) such Purchaser is not relying on the Company, the Placement Agent or their respective counsel for an evaluation of the business, tax, legal or other consequences of an investment in the Company or the Shares. Each Purchaser has consulted its own legal, tax and investment advisors, as it, in its sole discretion, has deemed necessary or appropriate in connection with the purchase of the Shares.

SECTION 6. Survival of Representations and Warranties. Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all representations and warranties made by the Company and each Purchaser herein shall survive the execution of this Agreement.

SECTION 7. Registration of the Shares; Compliance with the Securities Act.

7.1 Registration Procedures and Expenses. The Company shall:

(a) subject to receipt of necessary information in writing from the Purchasers, as soon as reasonably practicable, but in no event later than forty-five (45) calendar days following the Closing Date (the “Filing Date”), prepare and file with the Commission a Registration Statement on Form S-3 relating to the sale of the Shares by each Purchaser from time to time on the OTC Bulletin Board or the facilities of any national securities exchange on which the Common Stock is then traded or in privately negotiated transactions (each a “Registration Statement”, with the initial Registration Statement referred to as the “First Registration Statement”) and will use its best efforts to maintain the quotation of such Shares on the OTC Bulletin Board or the facilities of any national securities exchange on which the Common Stock is then traded. The amount of Shares required to be included in the Registration Statement as described in Section 7.1(a) (“Initial Registrable Shares”) shall be limited to not less than 100% of the maximum amount (“Rule 415 Amount”) of Common Stock which may be included in a single Registration Statement without exceeding registration limitations imposed by the Commission pursuant to Rule 415 of the Securities Act.  If Form S-3 is not available at that time, the Company will file with the Commission a registration statement on such form (including without limitation Forms SB-1, SB-2 and S-1) as is then available to effect a registration of the Shares, subject to the consent of a majority of the Purchasers, which consent shall not be unreasonably withheld;

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(b) in the event that less than all of the Initial Registrable Shares are included in the First Registration Statement as a result of the limitation described in this Section 7.1(a)(i), file additional Registration Statements each registering the Rule 415 Amount (each such Registration Statement a “Subsequent Registration Statement”), seriatim, until all of the Initial Registrable Shares have been registered.  The Filing Date and Effective Date of each such additional Registration Statement shall be, respectively, fourteen (14) and forty-five (45) days after the first day such Subsequent Registration Statement may be filed without objection by the Commission based on Rule 415 of the 1933 Act.  Initial Registrable Shares and Share to be included in additional Registration Statements shall be allocated and registered pro rata among the Purchasers based upon their initial investments in the Offering;

(c) use its commercially reasonable efforts, subject to receipt of necessary information from the Purchasers, to cause the Commission to declare the First Registration Statement effective within ninety (90) calendar days after the Closing Date (the “Required Effective Date”). However, so long as the Company filed the First Registration Statement by the Filing Date, if the First Registration Statement receives Commission review, then the Required Effective Date will be the ninetieth (90th) calendar day after the Closing Date.  The Company’s commercially reasonable efforts will include, but not be limited to, promptly responding to all comments received from the staff of the Commission.  If at any time the Company receives notification from the Commission that the First Registration Statement will receive no action or review from the Commission, then the Company will, subject to its rights under this Agreement, use its commercially reasonable efforts to cause the First Registration Statement to become effective within two (2) business days after such Commission notification.  The Company shall not file any registration statements with the Commission relating to securities that are not Shares until ninety (90) days after the Required Effective Date; provided nothing herein shall prohibit the filing of amendments or supplements to already filed registration statements;

(d) use its commercially reasonable efforts to promptly prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective until the earliest of (i) two years after the Closing Date, (ii) the date on which the Purchasers may sell all of the Shares then held by the Purchasers, without registration, pursuant to Rule 144 promulgated under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold and the adequate current public information requirement of Rule 144(c)(1) no longer applies to the sale of Shares, or (iii) such time as all Shares purchased by all Purchasers in the Offering have been sold pursuant to a Registration Statement or Rule 144 promulgated under the Securities Act.  Thereafter, the Company shall be entitled to withdraw the Registration Statement and the Purchasers shall have no further right to offer or sell any of the Shares pursuant to the Registration Statement;

(e) use commercially reasonably efforts to furnish (i) to each Purchaser with respect to the Shares registered under the Registration Statement by fax or email (in each case with answerback confirmed) or other prompt means one copy of the prospectus promptly after effectiveness of the Registration Statement and in any case before the next opening of the principal market for the Shares and (ii) to each Purchaser with respect to the Shares registered under the Registration Statement (and to each underwriter, if any, of such Shares) such number of copies of prospectuses and such other documents as such Purchaser may reasonably request within a reasonable time, in order to facilitate the public sale or other disposition of all or any of the Shares by such Purchaser;

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(f) file documents required of the Company for normal Blue Sky clearance in states specified in writing by each Purchaser and reasonably acceptable to the Company; provided, however, that the Company shall not be required to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 7.1; (ii) file a general consent to service of process in any such jurisdiction; (iii) subject itself to taxation in any such jurisdiction; (iv) provide any undertakings that cause material expense or burden to the Company; or (v) make any change to its organizational documents, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders;

(g) bear all expenses in connection with the procedures in paragraphs (a) through (e) of this Section 7.1 and the registration of the Shares pursuant to the Registration Statement, other than fees and expenses, if any, of counsel or other advisers to each Purchaser or underwriting discounts, brokerage fees and commissions incurred by such Purchaser, if any; and

(h) promptly notify each Purchaser of the effectiveness of a Registration Statement, and any post-effective amendments thereto, as well as of the receipt by the Company of any stop orders of the Commission with respect to a Registration Statement and the lifting of any such order.

Notwithstanding the foregoing, it shall be a condition precedent to the obligations of the Company to take any action pursuant to paragraphs (a) through (f) of this Section 7.1, that such Purchaser shall furnish to the Company such information regarding itself, the Shares to be sold by such Purchaser, and the intended method of disposition of such Shares as shall be required to effect the registration of the Shares, all of which information shall be furnished to the Company in writing specifically for use in the Registration Statement.

The Company understands that each Purchaser disclaims being an underwriter, but such Purchaser being deemed an underwriter shall not relieve the Company of any obligations it has hereunder, provided, however, that if the Company receives notification from the Commission that such Purchaser is deemed an underwriter, then the period in which the Company is obligated to submit an acceleration request to the Commission shall be extended to the earlier of (i) the sixtieth (60th) day after such Commission notification, or (ii) ninety (90) days after the initial filing of the Registration Statement with the Commission.  Notwithstanding the foregoing, the parties understand and agree that the (i) the Placement Agent has not been retained as an underwriter for purposes of offering and selling the Shares; and (ii) Company shall not be obligated to retain an underwriter with respect to the offer and sale of Shares pursuant to the Registration Statement.

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7.2 Transfer of Shares After Registration. While the Registration Statement is effective and available for resale, each Purchaser agrees that it will not effect any disposition of the Shares or its right to purchase the Shares that would constitute a sale within the meaning of the Securities Act, except as contemplated in the Registration Statement referred to in Section .1 hereof in the section titled “Plan of Distribution” or pursuant to an applicable exemption from registration, the availability of which is confirmed in writing by counsel to such Purchaser (the form, substance and scope of which opinion shall be reasonably acceptable to the Company) and delivered to the Company, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding such Purchaser or its plan of distribution.

7.3 Indemnification.

(i)
For purpose of this Agreement, the term “Purchaser/Affiliate” shall mean (i)any affiliate of a Purchaser (as defined in Rule 405 under the Securities Act) and any Person who controls such Purchaser or any affiliate of such Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and

(ii)
For purpose of this Section 7.3, the term “Registration Statement” shall include any final prospectus, exhibit, supplement or amendment included in or relating to, and any document incorporated by reference in, the Registration Statement referred to in Section 7.1 hereof.

(a) The Company agrees to indemnify and hold harmless each Purchaser and each Purchaser/Affiliate against any losses, claims, damages, liabilities or expenses, joint or several, to which such Purchaser or Purchaser/Affiliate may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, or pursuant to Rule 434, of the Rules and Regulations, or the prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required (the “Prospectus”), or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in the Registration Statement or any amendment or supplement thereto not misleading or in the Prospectus or any amendment or supplement thereto not misleading in the light of the circumstances under which they were made, or arise out of or are based in whole or in part on any material breach of the representations and warranties of the Company contained in this Agreement (except that where representations and warranties are qualified by materiality, any breach),

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

or any material breach by the Company of its obligations hereunder, and will reimburse such Purchaser or Purchaser/Affiliate for any legal and other expenses as such expenses are reasonably incurred by such Purchaser or Purchaser/Affiliate in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser expressly for use therein, or (ii) the failure of such Purchaser to comply with the covenants and agreements contained in Section 5(i) or Section 7.2 hereof respecting the sale of the Shares, or (iii) the inaccuracy of any representations made by such Purchaser herein or (iv) any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to such Purchaser prior to the pertinent sale or sales by such Purchaser.

(b) Each Purchaser will severally, but not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers who signed the Registration Statement or controlling Person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Purchaser) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure to comply with the covenants and agreements contained in Sections 5(h) or 7.2 hereof respecting the sale of the Shares or (ii) any material breach of any representation made by such Purchaser herein or (iii) any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements in the Registration Statement or any amendment or supplement thereto not misleading or in the Prospectus or any amendment or supplement thereto not misleading in the light of the circumstances under which they were made, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by such Purchaser expressly for use therein, and such Purchaser will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement or controlling Person for any legal and other expense reasonably incurred by the Company, each of its directors, each of its officers who signed the Registration Statement or controlling Person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the obligations of such Purchaser under this Section 7.3 shall not exceed the net proceeds to such Purchaser from the sale of Shares pursuant to such Registration Statement.

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

(c) Promptly after receipt by an indemnified party under this Section 7.3 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7.3, promptly notify the indemnifying party in writing thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this Section 7.3 (except to the extent that such omission materially and adversely affects the indemnifying Person’s ability to defend such action). Subject to provisions hereinafter stated, in case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume  the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnifying party and the indemnified party, based upon the advice of such indemnified party’s counsel, shall have reasonably concluded that there may be a conflict of interest between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7.3 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by such indemnifying party in the case of paragraph (a), representing the indemnified parties who are parties to such action (including indemnified parties under Agreements with other Purchasers, plus local counsel, if appropriate) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.  In no event shall any indemnifying Person be liable in respect of any amounts paid in settlement of any action unless the indemnifying Person shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld.  No indemnifying Person shall, without the prior written consent of the indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified Person is or could have been a party and indemnification could have been sought hereunder by such indemnified Person, unless such settlement includes an unconditional release of such indemnified Person from all liability on claims that are the subject matter of such proceeding.

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

(d) If the indemnification provided for in this Section 7.3 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs (a), (b) or (c) of this Section 7.3 in respect to any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and such Purchaser from the placement of the Common Stock contemplated by this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but the relative fault of the Company and such Purchaser in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and each Purchaser on the other shall be deemed to be in the same proportion as the amount paid by such Purchaser to the Company pursuant to this Agreement for the Shares purchased by such Purchaser that were sold pursuant to the Registration Statement bears to the difference (the “Difference”) between the amount such Purchaser paid (directly or indirectly) for the Shares that were sold pursuant to the Registration Statement and the amount received by such Purchaser from such sale.  The relative fault of the Company on the one hand and each Purchaser on the other shall be determined by reference to, among other things, whether  the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company or by such Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in paragraph (c) of this Section 7.3, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.  The provisions set forth in paragraph (c) of this Section 7.3 with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this paragraph (d); provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under paragraph (c) for purposes of indemnification.  The Company and each Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 7.3 were determined solely by pro rata allocation (even if such Purchaser were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph.  Notwithstanding the provisions of this Section 7.3, no Purchaser shall be required to contribute any amount in excess of the amount by which the Difference exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  Each Purchaser’s obligation to contribute pursuant to this Section 7.3 is several and not joint.

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

(e) Each Purchaser hereby acknowledges that it is a sophisticated business Person who was represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 7.3, and is fully informed regarding said provisions.  Each of the Company and each Purchaser is advised that federal or state public policy as interpreted by the courts in certain jurisdictions may be contrary to certain of the provisions of this Section 7.3, and each of the Company and such Purchaser hereby expressly waives and relinquishes any right or ability to assert such public policy as a defense to a claim under this Section 7.3 and further agrees not to attempt to assert any such defense.

7.4 Termination of Conditions and Obligations. The conditions precedent imposed by Section 5 or this Section 7 upon the transferability of the Shares shall cease and terminate as to any particular number of the Shares upon the earliest to occur of (i) the sale of the Shares pursuant to the Registration Statement, (ii) the sale of the Shares pursuant to Rule 144 promulgated under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold and the adequate current public information requirement of Rule 144(c)(1) no longer applies to the sale of Shares, or (iii) the passage of one  year from the effective date of the Registration Statement covering such Shares, provided that the holder of such Shares is not at such time, and was not for ninety (90) days immediately prior thereto, an affiliate of the Company (as such term is defined in Rule 144), or at such time as an opinion of counsel satisfactory in form and substance to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

7.5 Information Available. As long as any Purchaser owns the Shares and the Company is subject to the filing requirements of the Exchange Act, the Company covenants to timely file (or obtain extensions in respect thereof pursuant to Rule 12b-25 promulgated under the Exchange Act and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations promulgated thereunder would otherwise permit such termination.  So long as the Registration Statement is effective covering the resale of Shares owned by such Purchaser, the Company will furnish to such Purchaser upon such Purchaser’s request:

(a) as soon as practicable after available (but in the case of the Company’s Annual Report to Stockholders, concurrently with delivery to its shareholders generally) one copy of (i) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with U.S. generally accepted accounting principles by a nationally recognized firm of certified public accountants), (ii) if not included in substance in the Annual Report to Stockholders, upon the request of such Purchaser, its Annual Report on Form 10-KSB, (iii) upon the request of a Purchaser, its Quarterly Reports on Form 10-QSB, (iv) upon the request of a Purchaser, its Current Reports on Form 8-K, and (v) a full copy of the particular Registration Statement covering the Shares (the foregoing, in each case, excluding exhibits);

(b) all exhibits excluded by the parenthetical to subparagraph (a)(v) of this Section 7.5; and

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

(c) upon the reasonable request of a Purchaser, a reasonable number of copies of the prospectuses and supplements thereto to supply to any other party requiring such prospectuses and supplements.

7.6 Assignment of Registration Rights. The rights of each Purchaser hereunder, including the right to have the Company register the Shares pursuant to this Agreement, will be automatically assigned by such Purchaser to transferees or assignees of the Shares, but only if (a) such Purchaser agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of the name and address of such transferee or assignee and the Shares with respect to which such registration rights are being transferred or assigned, (c) after such transfer or assignment, the further disposition of such Shares by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, (d) at or before the time the Company received the written notice contemplated by clause (b) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein, (e) the transferee is an “accredited investor” as that term is defined in Rule 501 of Regulation D, and (f) the transfer of Shares is made in accordance with the provisions of Section 5 and Section 7.2 hereof.

7.7 Delay in Filing or Effectiveness of Registration Statement. If the Registration Statement is not filed by the Company with the Commission on or prior to the Filing Date, then for each day following the Filing Date, until but excluding the date the Registration Statement is filed, or if a prospectus included in the Registration Statement which has been declared effective by the Commission, is not delivered to the Purchasers (as set forth in Section 7.1(e)) by the Required Effective Date, then for each day following the Required Effective Date, until but excluding the date the Commission declares the Registration Statement effective, the Company shall, for each such day, pay such Purchaser with respect to any such failure, as liquidated damages and not as a penalty, an amount equal to 0.0333% of the purchase price paid by such Purchaser for its Shares pursuant to this Agreement; and for any such day, such payment shall be made no later than the first business day of the calendar month next succeeding the month in which such day occurs. If a Purchaser shall be prohibited from selling Shares under the Registration Statement as a result of a Suspension of more than thirty (30) days or Suspensions on more than two (2) occasions of not more than thirty (30) days each in any 12-month period, then for each day on which a Suspension is in effect that exceeds the maximum allowed period for a Suspension or Suspensions, but not including any day on which a Suspension is lifted, the Company shall pay such Purchaser, as liquidated damages and not as a penalty, an amount equal to 0.0333% of the purchase price paid by such Purchaser for its Shares pursuant to this Agreement for each such day, and such payment shall be made no later than the first business day of the calendar month next succeeding the month in which such day occurs.  For purposes of this Section 7.7, a Suspension shall be deemed lifted on the date that notice that the Suspension has been lifted is delivered to each Purchaser pursuant to Section 9 of this Agreement.  Any payments made pursuant to this Section 7.7 shall not constitute a Purchaser’s exclusive remedy for such events. Notwithstanding the foregoing provisions, in no event shall the Company be obligated to pay such liquidated damages to more than one Purchaser in respect of the same Shares for the same period of time.  The liquidated damage payments imposed hereunder shall be made to each Purchaser in cash.

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

7.8 Placement Agent Fee; Broker’s Fees. Each Purchaser acknowledges that the Company intends to pay fees to the Placement Agent in respect of the sale of the Shares to the Purchasers. The Company has further agreed to reimburse the Placement Agent’s expenses in connection with this offering and sale of the Shares and to indemnify the Placement Agent in connection with the transactions contemplated hereby.  Other than such fees payable to the Placement Agent, no brokerage or finder’s fees or commission are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.  Each Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated by this Section 7.8 that may be due in connection with the transactions contemplated by this Agreement.

7.9 Integration with Subsequent Transactions. The Company shall not directly or indirectly, sell, offer for sale or solicit offers to buy or otherwise negotiate with respect of any security (as defined in Section 2 of the Securities Act) of the same or similar class as the Shares that would (i) be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Purchasers;

(ii) cause the offer and sale of the Shares to fail to be entitled to the exemption from registration afforded by Section 4(2) of the Securities Act; or (iii) be integrated with the offer or sale of the Shares for purposes of the rules or regulations of any national securities exchange on which the Company’s Common Stock are listed or designated such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained prior to the closing of such subsequent transactions.  As used in this Agreement, the terms “offer” and “sale” shall have the meanings specified in Section 2(3) of the Securities Act.

7.10 Form D and Blue Sky. The Company agrees to file a Form D with respect to the Shares as required under Regulation D promulgated under the Securities Act and to promptly provide a copy thereof to the Placement Agent or any Purchaser who requests a copy after such filing. The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Shares for sale to the Purchasers at Closing pursuant to this Agreement under the applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification), and if requested by a Purchaser or the Placement Agent, shall provide evidence of any such action so taken.  The Company shall make such filings and reports relating to the offer and sale of the Shares as required under applicable securities or “blue sky” laws of the states of the United States following or on the Closing Date.  Neither the Placement Agent nor any Purchaser shall incur any costs or expenses relating to Form D or such filings under applicable securities or “blue sky” laws.

SECTION 8. Equal Treatment of Purchasers. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration is also offered to all of the parties to the Agreement.  For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated by each Purchaser, and is intended for the Company to treat the Purchasers equally as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Shares or otherwise.

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

SECTION 9. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be sent by confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be deemed given (i) when so faxed or (ii) the day after so mailed by such overnight express courier (except that notices of Suspensions or stop orders must be made both by facsimile and by overnight express courier) as follows: (a) if to the Company, to:

Deep Down, Inc. 15473 East Freeway Channelview, TX 77530 Attention: General Counsel Facsimile: (281) 862-2522

with a copy to:

Sonfield & Sonfield 770 South Post Oak Lane, Suite 435 Houston, Texas 77056 Attention: Robert L. Sonfield, Jr., Esq. Facsimile:(713) 877-1547

or to such other Person at such other place as the Company shall designate to each Purchaser in writing; and

(b) if to a Purchaser, at its address as set forth at the end of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

SECTION 10. Waiver or Amendment. No provision of this Agreement may be waived, modified or amended except pursuant to an instrument in writing signed by the Company and Purchasers who own beneficially a majority of the Shares.

SECTION 11. Remedies. In addition to being entitled to exercise all rights in this Agreement or granted by law, including recovery of damages, each Purchaser and the Company will be entitled to specific performance under this Agreement.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligation described in the foregoing sentence, and hereby agree to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

SECTION 12. Independent Nature of Purchasers’ Obligations and Rights. (a) The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement.  The decision of each Purchaser to purchase Shares pursuant to this Agreement, the Private Placement Memorandum and the SEC Filings, has been made independently of any other Purchaser.

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

(b) Nothing contained herein, and no action taken by any Purchaser thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or transactions contemplated by this Agreement.

(c) Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, its rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. No Purchaser shall incur any liability to any other Purchaser with respect to exercising or refraining from exercising any right or rights that such Purchaser may have by reason of this Agreement.

(d) Each Purchaser has been represented or had the opportunity to be represented by its own separate legal counsel in their review and negotiation of this Agreement.   The Company has elected to provide all Purchasers with the same terms and the Private Placement Memorandum for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers.

(e) Each Purchaser agrees that no Purchaser or the respective affiliates of any Purchaser shall be liable to any other Purchaser for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Shares.

SECTION 13. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

SECTION 14. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

SECTION 15. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law.  Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America or the state courts of New York State located in New York, New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such Specified Courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.  With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts or any other court of competent jurisdiction.

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

SECTION 16. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.  Facsimile signatures shall be deemed original signatures.

SECTION 17. Fees and Expenses. Except as otherwise set forth in this Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all stamp, transfer and other taxes and duties levied in connection with the delivery of the Shares.

SECTION 18. Entire Agreement. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters.  This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

SECTION 19. Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.  Notwithstanding anything to the contrary, the Company and each Purchaser agree that each Purchaser is an intended third party beneficiary of the representations and warranties and covenants made by Flotation pursuant to the Acquisition Agreement.

SECTION 20. Successors and Assigns. This Agreement is binding upon and inures to the benefit of the parties and their successors and assigns.  At any time prior to the effectiveness of the Registration Statement, any Purchaser may assign its rights and obligations under Section 7 hereunder to any of its Purchaser/Affiliates without the consent of the Company so long as (i) such Purchaser/Affiliate is an “accredited investor” (within the meaning of Regulation D under the Securities Act), (ii) such Purchaser/Affiliate agrees in writing to be bound by this Agreement, (iii) such Purchaser/Affiliate completes and delivers to the Company the Questionnaire attached as Appendix I prior to the effectiveness of the Registration Statement, and (iv) any transfer of Shares to such Purchaser/Affiliate complies with Section 5 and Section

7.2 hereof; provided, however, that if such assignment is made to 10 or more separate Persons, then each Purchaser originally party  to this Agreement, and not any subsequent assignee, shall have the right to enforce the terms of, and receive notices under, Section 7.3 hereof.

SECTION 21. Further Assurances. Each party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

SECTION 22. No Strict Construction. The language used in this Agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.  Accordingly, the parties have agreed that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments thereto. Whenever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronounces stated in either the masculine, the feminine, or the neuter gender shall include the masculine, feminine and neuter.

SECTION 23. Publicity. The Placement Agent shall have the right to approve before issuance any press release or any other public statements with respect to the transactions contemplated by this Agreement.

[Remainder of page intentionally blank]

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

Deep Down, Inc. Purchase Agreement, dated May __, 2008

Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

DEEP DOWN, INC.

By:____________________________
Name:
Title:

Number of Shares to be purchased by

Purchaser:____________________________

Price Per Share: [_____]

Aggregate Purchase price for Shares to be

purchased by Purchaser: $________________

Print or Type: Name of Purchaser:

Name of Individual representing Purchaser:_________________________
Title of Individual representing  Purchaser: _________________________

Signature by: Signature of Individual representing Purchaser (if an Institution):

Address: _______________________

Telephone:______________________

Fax: ___________________________

Email:__________________________

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

Exhibit B

Financial Statements of Flotation Technologies, Inc.

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

FLOTATION TECHNOLOGIES, INC.

FINANCIAL STATEMENTS

AND

SUPPLEMENTARY INFORMATION

December 31, 2007

With Independent Auditors' Report

December 31, 2006 - Reviewed

Bruzgo & Kremer, LLC

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

BRUZGO & KREMER, LLC
225 Commercial Street, Suite 500
P.O. Box 4892
Portland, Maine 04112

Telephone (207)-874-7700
Fax (207)-874-7701

INDEPENDENT AUDITOR'S REPORT

Stockholders
Flotation Technologies, Inc.
Biddeford, ME

We have audited the accompanying balance sheet of Flotation Technologies, Inc., a Maine corporation, as of December 31, 2007, and the related statements of income, retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion of these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial positions of Flotation Technologies, Inc. as of December 31, 2007, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary information included in the accompanying Schedule 1) Cost of Goods Sold, and 2) General and Administrative Expenses is presented for additional analysis purposes and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all materials aspects in relation to the basic financial statements taken as a whole.

The 2006 financial statements were reviewed by us, and our report thereon, dated March 8, 2007, stated that we were not aware of any material modifications that should be made to those statements for them to be in conformity with generally accepted accounting principles. However, a review is substantially less in scope than an audit and does not provide a basis for the expression of an opinion on the financial statements taken as a whole.

/s/ Bruzgo & Kremer, LLC

Portland, Maine
April 20, 2008

FINANCIAL STATEMENTS - CERTIFIED BUSINESS VALUATIONS - TAX AND ESTATE COMPLIANCE

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

FLOTATION TECHNOLOGIES, INC.

Balance Sheets

December 31, 2007 (Audited) and December 31, 2006 (Reviewed)

ASSETS

	Audited	Reviewed
	2007	2006
Current assets
Cash	$1,197,451	$747,744
Trade accounts receivable	2,303,411	1,319,724
Inventories	1,278,212	274,818
Prepaid expenses	20,602	20,302
Total current assets	4,799,676	2,362,588

Property, plant and equipment, at cost
Land, buildings, and improvements	3,044,565	799,312
Machinery and equipment	1,430,433	651,935
Office furniture and fixtures	81,102	73,866
	4,556,100	1,525,113
Less accumulated depreciation	(877,722)	(731,433)
Net property, plant and equipment	3,678,378	793,680

Other assets
Intangible assets, net of amortization	21,415	1,600

Total assets	$8,499,469	$3,157,868

See accompanying notes and independent auditors' report.

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

B-3

LIABILITIES AND STOCKHOLDERS' EQUITY

	Audited	Reviewed
	2007	2006
Current liabilities
Bank lines of credit	$-	$-
Current portion of long-term debt	66,000	90,602
Accounts payable	878,576	256,246
Customer deposits	1,530,959	1,025,700
Accrued expenses	312,937	67,197
Due to stockholders	651,446	10,337

Total current liabilities	3,439,918,	1,450,082

Long-term debt, excluding current portion	1,697,497	437,839

Total liabilities Stockholders' equity	5,137,415	1,887,921
Common stock, no par value; authorized 1,000 shares, issued and outstanding 1,000 shares	200	200
Retained earnings	3,361,854	1,269,747

Total stockholders' eequity	3,362,054	1,269,947

Total liabilities and equity	$8,499,469	$3,157,868

See accompanying notes and independent auditors' report

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

FLOTATION TECHNOLOGIES, INC.

Statements of Operations

December 31, 2007 (Audited) and December 31, 2006 (Reviewed)

	Audited	Reviewed
	2007	2006

Revenues	$13,410,002	$6,379,575

Cost of goods sold	8,117,600	3,699,075

Gross profit	5,292,402	2,680,500

General and administrative expenses	2,001,047	1,635,752

Income from operations	3,291,355	1,044,748

Other income (expense)
Other income, interest & exchange rate	40,401	43,292
Interest expense	(65,039)	(50,316)
Gain on plant sale	791,115	-

Net other income (expense)	766,477	(7,024)
Net income	$4,057,832	$1,037,724

See accompanying notes and independent auditors' report

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

FLOTATION TECHNOLOGIES, INC.

Statement of Changes in Stockholders' Equity

December 31, 2007 (Audited) and December 31, 2006 (Reviewed)

	Common Stock	Retained Earnings	Total Stockholders' Equity

Balances, December 31, 2005 - Compiled	$200	$352,288	$352,488

Net income for 2006	-	1,037,724	1,037,724

Distributions	-	(120,265)	(120,265)

Balances, December 31, 2006 - Reviewed	$200	$1,269,747	$1,269,947

Net income for 2007	-	4,057,832	4,057,832

Distributions	-	(1,965,725)	(1,965,725)

Balance, December 31, 2007 - Audited	$200	$3,361,854	$3,362,054

See accompanying notes and independent auditors' report

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

FLOTATION TECHNOLOGIES, INC.

Statement of Cash Flows

December 31, 2007 (Audited) and December 31, 2006 (Reviewed)

	Audited	Reviewed
	2007	2006

Cash flows from operating activities
Net income	$4,057,832	$1,037,724
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	322,130	72,365
Book gain on plant sale	(791,115)	-
Decrease (increase) in:
Accounts receivable	(983,687)	(769,280)
Inventory	(1,003,394)	(463)
Prepaid expenses	(300)	(8,919)
Increase (decrease) in:
Accounts payable	622,330	26,694
Accrued expenses and other	245,740	18,729
Customer deposits	505,259	892,170

Net cash provided (used) by operating activities	2,974,795	1,269,020

Cash flows from investing activities
Intangibles acquired	(21,902)	-
Acquisition of new plant, related improvements & equipment	(3,805,236)	(184,207)
Sale of plant, proceeds	1,391,610	-

Net cash provided (used) by investing activities	(2,435,528)	(184,207)

Cash flows from financing activities:
Net borrowings (repayments) on lines of credit	-	(223,570)
Borrowings, long term bank debt	1,885,387	-
Receipt (repayment) of stockholder advance	(10,337)	2,101
Distributions to stockholders	(1,314,279)	(120,265)
Payments on long-term debt, bank and related party	(650,331)	(78,642)

Net cash provided (used) by financing activities	(89,560)	(420,376)

Net increase (decrease) in cash	449,707	664,437

Cash, beginning of year	747,744	83,307

Cash, end of year	$1,197,451	$747,744

Supplemental disclosure of cash flow information
Interest paid	$65,039	$50,316
Schedule of non-cash investing activity
Accrued shareholder distributions	$651,446	$-

See accompanying notes and independent auditors' report

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

FLOTATION TECHNOLOGIES, INC.

Notes to Financial Statements

December 31, 2007 (Audited) and December 31, 2006 (Reviewed)

Nature of Business

Flotation Technologies, Inc. is a world leader in the engineering, design and manufacturing of deepwater buoyancy systems using high-strength Flotec™ syntactic foams and polyurethane elastomers. Focused on the offshore oil, oceanographic, seismic and government markets, Flotation Technologies delivers world-class buoyancy products for a host of marine applications such as: distributed buoyancy for flexible pipes and umbilicals, drilling riser buoyancy modules, ROV buoyancy, QuickLoc™ cable floats, FLOTECT™ cable and pipeline protection, Inflex™ polymer blend restrictors and installation buoyancy of any size and depth rating.

1. Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments", requires the Company to disclose estimated fair values for its financial instruments. Fair value estimates, methods, and assumptions are set forth below for the Company's financial instruments.

The carrying amounts of cash, accounts receivables, other current assets, accounts payable, accrued liabilities and current portion and non-current portion of notes payable approximate fair value because of the short maturity of those instruments.

Cash

The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has never experienced any losses in such accounts and management believes the Company is not exposed to any significant risk on bank deposit accounts.

See independent auditors' report.

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

FLOTATION TECHNOLOGIES, INC.

Notes to Financial Statements

December 31, 2007 (Audited) and December 31, 2006 (Reviewed)

1. Summary of Significant Accounting Policies (Continued)

Accounts Receivable - Recognition of Bad Debts

The Company considers all accounts to be fully collectible; accordingly, no allowance for doubtful accounts is provided. If any amount becomes uncollectible, it will be charged to operations when that determination is made.

Customer Credit Policy

Credit is extended to customers in the normal course of business after management performs a credit evaluation.

Inventory

Inventories are stated at cost. Costs of raw materials and supplies are determined on current cost. Cost of finished goods and work in process inventory is determined by accumulating raw material costs and adding supplies and labor costs using an estimated burden rate.

Property, Plan and Equipment

Property, plant and equipment is recorded at cost and depreciated over estimated useful lives using both straight-line and accelerated methods. Small tools and certain computer equipment are expensed when purchased due to rapid wear and short estimated useful life.

Useful lives are estimated as follows:

Category	Years
Plants	25
Plant Improvements & Equipment	10
Office Fixtures & Equipment	3 to 7

Intangible Assets

Intangible assets consist of loan costs and are stated at cost and are amortized on the straight-line method over the life of the loan, which is the estimated useful life.

See independent auditors' report.

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

FLOTATION TECHNOLOGIES, INC.

Notes to Financial Statements

December 31, 2007 (Audited) and December 31, 2006 (Reviewed)

1. Summary of Significant Accounting Policies (Continued)

Income Taxes

The Company and the stockholders have elected to be taxed under the provisions of Subchapter "S" of the Internal Revenue Code. Income, losses, and other tax attributes are passed through to the stockholder and taxed at the personal level. Cash distributions are made to stockholders to pay for personal income tax liabilities, federal and state, incurred from the allocation of Company taxable income.

2. Inventory

Inventory consists of the following:

	Audited 2007	Reviewed 2006

Raw materials	$390,294	$160,361
Work in process	827,554	45,773
Finished goods	60,364	68,684
	$1,278,212	$274,818

3. Intangibles

The following is a summary of intangible assets:	2007	2006

Loan costs	$21,902	$3,597
Licenses/trademark	-0-	16,000
	21,902	19,597
Less accumulated amortization	(487)	(17,997)
	$21,415	$1,600
Amortization expense	$2,087	$3,220

Trademark/license intangibles were fully amortized in year 2007.

See independent auditors' report.

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

FLOTATION TECHNOLOGIES, INC.

Notes to Financial Statements

December 31, 2007 (Audited) and December 31, 2006 (Reviewed)

4. Debt

The Company has a $750,000 working capital line of credit secured by substantially all the assets of the Company. The Company has a $450,000 equipment line of credit secured by the equipment acquired. The interest rate for both credit lines approximates Wall Street Prime less 0.50%. The working capital line is up for renewal June 30, 2008. The equipment line can be termed out over a four year fixed period on June 30th of the fiscal year. There is no balance outstanding on the equipment line and the working capital line as of December 31, 2007. Both credit lines are guaranteed by the stockholders and secured by Company assets. The rate as of December 31, 2007 was 7.25%.

Long-term debt consists of the following:

	Audited	Reviewed
Bank Debt	2007	2006

Note payable to bank, monthly installments of $13,287, interest at 7%. Amortization on 20 year schedule. Collateralized by substantially all assets of the Company, guaranteed by stockholders.	$1,674,785	$398,186

Equipment notes (2), paid off before term in 2007	-	18,020

Related Party Debt

Note payable to stockholder at fixed 7% rate, due in monthly installments of $1,360, including interest; final payment due January 2011; uncollateralized.	43,900	56,658

Note payable to stockholder at fixed 7.5% rate, due in monthly installments of $550, including interest; final payment is due September 2011; uncollateralized.	21,852	26,617

Note payable to stockholder's relative, insterest at prime rate plus 1% per annum payable biannually; principal due in monthly installments o9f $500; uncollateralized.	22,960	28,960

Less current portion	66,000	90,602

Long-term debt, excluding current portion	$1,697,497	$437,839

See independent auditors' report.

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

FLOTATION TECHNOLOGIES, INC.

Notes to Financial Statements

December 31, 2007 (Audited) and December 31, 2006 (Reviewed)

Maturities expected on existing bank and shareholder long-term debt for the next five years are as follows:

2008	$66,000
2009	71,300
2010	76,000
2011	64,400
2012	55,900

5. Employee Retirement Plan

The Company has a salary deferral plan covering all employees who meet certain age and service requirements. The Company is required to contribute two percent (2%) of all eligible employee compensation under this plan. The salary plan required a contribution of $29,208 for 2007 and $26,195 for 2006.

6. Advertising Costs

Costs relating to advertising are expensed as incurred. The Company incurred advertising and related costs amounting to $61,356 in 2007 and $10,997 in 2006.

7. Sale, Purchase and Rental of Building

On November 1, 2006 the Company executed an agreement to purchase a new facility located at 20 Morin Street, Biddeford. The purchase price was $1,980,000 and the closing was August 23, 2007. On December 15, 2006, the Company executed an agreement to sell the production facility at 432 Elm Street, Biddeford for $1,400,000. The closing date was April 24, 2007. Proceeds from the sale were dedicated to the purchase and improvement of the new facility, pursuant to a real estate exchange contract.

The Company gained occupancy of the Morin Street facility on December 1, 2006 pursuant to a short-term net lease arrangement, which required monthly rent payments of $16,398. The lease expired upon the purchase on August 23, 2007.

8. Joint Venture

In 2006, the Company became a 50% member in Lankhorst Flotec Offshore, LLC. The LLC purpose is to share marketing costs in the promotion of joint products with another member. In year 2006 and 2007, no material assets or liabilities exist in the LLC. All costs have been expensed and no investment in the LLC is recognized for financial statement purposes.

See independent auditors' report.

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

FLOTATION TECHNOLOGIES, INC.

Notes to Financial Statements

December 31, 2007 (Audited) and December 31, 2006 (Reviewed)

9. Subsequent Events

Sale of Company:

On April 17, 2008, Deep Down Inc. announced it executed a stock purchase agreement with Company shareholders to purchase all the outstanding stock of the Company. The purchase price is expected to approximate $23 million dollars. The purchase is anticipated to be completed by the end of May 2008, however, it is dependent on the acquirer raising equity capital to provide the funds for the purchase.

Liquidation of Joint Venture:

On February 28, 2008 the Company and its joint venture member cancelled and liquidated Lankhorst Flotec Offshore LLC. See Footnote 8.

See independent auditors' report.

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

Schedule 1
FLOTATION TECHNOLOGIES, INC.

Cost of Goods Sold

December 31, 2007 (Audited) and December 31, 2006 (Reviewed)

	Audited	Reviewed
	2007	2006

Direct materials	$3,891,841	$1,866,264
Indirect materials	1,048,627	324,430
Direct labor	1,372,030	793,138
Workers compensation, employee health insurance	126,521	69,125
Freight	449,886	152,206
Outside services/engineering	324,189	167,583
Commissions	35,574	19,884
Depreciation	274,212	64,833
Plant insurance	48,514	27,130
Repairs, maintenance and small tools	355,927	141,174
Utilities	98,139	73,308
Rent, Plant	92,140	-

Total cost of goods sold	$8,117,600	$3,699,075

See independent auditors' report.

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

Schedule 2
FLOTATION TECHNOLOGIES, INC.

General and Administrative Expenses

December 31, 2007 (Audited) and December 31, 2006 (Reviewed)

	Audited	Reviewed
	2007	2006

Officers' compensation	$244,579	$203,531
Administrative and sales payroll	807,789	648,206
Advertising	61,356	10,997
Trade shows	36,501	39,537
Depreciation	45,831	4,312
Amortization	2,087	3,220
Dues and licenses	709	4,814
Worker's compensation, employee health insurance	74,674	63,852
Supplies, postage and break room costs	89,074	57,934
Real estate and property taxes	15,997	16,168
Equipment rental	32,474	9,451
Telephone	17,374	15,687
Education, travel and vehicle	148,279	129,178
Research and development	184,313	202,556
Employee retirement plan	29,208	26,195
Data base and computer operations	48,225	69,016
Professional services	65,572	40,123
Morin Street rental, repairs, and utilities	48,823	39,425
Lankhorst Flotec Offshore marketing costs	37,661	42,198
Other Expenses	10,521	9,352

Total general and administrative expenses	$2,001,047	$1,635,752

See independent auditors' report.

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

Exhibit C

UNAUDITED COMBINED PRO FORMA FINANCIAL RESULTS

DEEP DOWN, INC.
ACQUISITION OF FLOTATION TECHNOLOGIES
PRO-FORMA COMBINED INCOME STATEMENT
YEAR ENDED DECEMBER 31, 2007

	Year Ended December 31, 2007
	Deep Down, Inc. and Subsidiaries	Flotation Technologies		Pro-Forma Combined
	(Audited)	(Audited)
Revenues
Contract revenue	$15,652,848	$13,410,002		$29,062,850
Rental revenue	3,736,882	-		3,736,882
Total revenues	19,389,730	13,410,002		32,799,732
Cost of sales	13,020,369	8,117,600		21,137,969
Gross profit	6,369,361	5,292,402		11,661,763

Operating expenses:
Selling, general & administrative	4,284,553	1,678,917		5,963,470
Depreciation	426,964	322,130		749,094
Total operating expenses	4,711,517	2,001,047		6,712,564

Operating income (loss)	1,657,844	3,291,355		4,949,199

Other income (expense):
Gain on disposal of assets	-	791,115		791,115
Gain on debt extinguishment	2,000,000	-		2,000,000
Interest income and other income	94,487	40,401		134,888
Interest expense	(2,430,149)	(65,039)		(2,495,188)
Total other income	(335,662)	766,477		430,815

Income (loss) from continuing operations	1,322,182	4,057,832		5,380,014
Income tax benefit (expense)	(369,673)	(1,965,725	) [1]	(2,335,398)
Net income (loss)	$952,509	$2,092,107		$3,044,616

Operating Income	$1,657,844	$3,291,355		$4,949,199
Add back Stock Based compensation	187,394	-		187,394
Add back depreciation	426,964	322,130		749,094
EBITDA	$2,272,202	$3,613,485		$5,885,687

(1) Per Note 1 to Flotation Technologies financial statements, cash distributions to stockholders are to pay for personal income tax liabilities from the allocation of taxable income of Flotation Technologies. Amount shown is the cash distribution to stockholders for the year ended December 31, 2007. For income tax purposes, Flotation and the stockholders had elected to be taxed under the provisions of Subchapter "S" of the Internal Revenue Code.

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

DEEP DOWN, INC.
ACQUISITION OF FLOTATION TECHNOLOGIES
PRO-FORMA COMBINED INCOME STATEMENT
QUARTER ENDED MARCH 31, 2008

	Quarter Ended March 31, 2008
	Deep Down, Inc. and Subsidiaries	Flotation Technologies		Pro-Forma Combined
	(Audited)	(Audited)
Revenues
Contract revenue	$5,337,529	$4,877,107		$10,214,636
Rental revenue	941,936	-		941,936
Total revenues	6,279,465	4,877,107		11,156,572
Cost of sales	3,876,371	3,139,618		7,015,989
Gross profit	2,403,094	1,737,489		4,140,583

Operating expenses:
Selling, general & administrative	1,762,247	833,324		2,595,571
Depreciation	298,149	35,865		334,014
Total operating expenses	2,060,396	869,189		2,929,585

Operating income (loss)	342,698	868,300		1,210,998

Other income (expense):
Gain on disposal of assets	28,355	-		28,355
Gain on debt extinguishment	-	-		-
Interest income and other income	39,164	2,119		41,283
Interest expense	(769,030)	(36,987)		(806,017)
Total other income	(701,511)	(34,868)		(736,379)

Income (loss) from continuing operations	(358,813)	833,432		474,619
Income tax benefit (expense)	269,366	(325,039	) [1]	(55,673)
Net income (loss)	$(89,447)	$508,394		$418,947

Operating Income	$342,698	$868,300		$1,210,998
Add back Stock Based compensation	105,162	-		105,162
Add back depreciation	298,149	35,865		334,014
EBITDA	$746,009	$904,165		$1,650,174

(1) For income tax purposes, Flotation and the stockholders had elected to be taxed under the provisions of Subchapter "S" of the Internal Revenue Code. A tax rate of 39% was assumed for income taxes.

CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM